Ex-4.7


                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                           dated as of March 29, 1996

                                      among

                          FIRST MORTGAGE NETWORK, INC.

                                       and

                     THE PURCHASERS LISTED ON SCHEDULE 1.01




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                                TABLE OF CONTENTS

1.  PURCHASE, SALE AND TERMS OF SHARES ......................................  1
    1.01.  The Preferred Shares..............................................  1
    1.02.  The Conversion Shares.............................................  1
    1.03.  Purchase Price and Funding........................................  1
    1.04.  Use of Proceeds...................................................  2

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  2
    2.01.  Organization, Standing and Power..................................  2
    2.02.  Authority; Enforceability; No Conflict............................  2
    2.03.  Capitalization....................................................  3
    2.04.  Subsidiaries......................................................  5
    2.05.  Status of Shares..................................................  6
    2.06.  Financial Statements..............................................  6
    2.07.  Liabilities.......................................................  6
    2.08.  Indebtedness......................................................  7
    2.09.  Title to Assets...................................................  7
    2.10.  Actions Pending...................................................  7
    2.11.  Compliance with Law...............................................  7
    2.12.  Taxes.............................................................  7
    2.13.  ERISA.............................................................  8
    2.14.  No Material Adverse Change........................................  8
    2.15.  Certain Fees......................................................  8
    2.16.  Disclosure........................................................  8
    2.17.  Proprietary Rights................................................  9
    2.18.  Environmental and Safety Matters..................................  9
    2.19.  Books and Records................................................. 10
    2.20.  Material Agreements............................................... 10
    2.21.  Transactions with Affiliates...................................... 10
    2.22.  Securities Act of 1933............................................ 10
    2.23.  Governmental Approvals............................................ 11
    2.24.  Insurance......................................................... 11
    2.25.  Employees......................................................... 11
    2.26.  Absence of Certain Developments................................... 11
    2.27.  United States Real Property Holding Corporation................... 13

3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................... 13
    3.01.  Organization and Standing of the Purchasers....................... 13
    3.02.  Authority; Enforceability; No Conflict...........................  13
    3.03.  Acquisition for Investment........................................ 14
    3 04.  Financing......................................................... 14

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4.  CONDITIONS TO PURCHASERS' OBLIGATIONS FOR FUNDING........................ 14
    4.01.  Representations and Warranties.................................... 14
    4.02.  Secretary's Certificate........................................... 14
    4.03.  Officer's Certificate............................................. 15
    4.04.  Consents, Licenses, Approvals, etc. .............................. 15
    4.05.  Good Standing Certificates........................................ 15
    4.06.  No Proceedings or Litigation...................................... 15
    4.07.  Articles of Amendment............................................. 16
    4.08.  Bylaws............................................................ 16
    4.09.  Legal Opinion..................................................... 16
    4.10.  Shareholders Agreement............................................ 16
    4.11.  Voting Agreement.................................................. 16
    4.12.  Noncompetition Agreement.......................................... 16
    4.13.  Expenses.......................................................... 16
    4.14.  Other Purchasers.................................................. 16
    4.15.  Board of Directors................................................ 16
    4.16.  Subordinated Debenture Repayment.................................. 17
    4.17.  Merger Documents.................................................. 17
    4.18.  Compliance with this Agreement and Related Agreements............. 17
    4.19.  Proceedings Satisfactory.......................................... 17


 5. AFFIRMATIVE COVENANTS OF THE COMPANY..................................... 17
    5.01.  Inspection Rights................................................. 17
    5.02.  Budgets Approval.................................................. 17
    5.03.  Financings........................................................ 18
    5.04.  Meetings of Directors............................................. 18
    5.05.  Bylaws; Meetings and Indemnification.............................. 18
    5.06.  Corporate Existence............................................... 18
    5.07.  Properties, Business, Insurance................................... 18
    5.08.  Expenses of Directors............................................. 18
    5.09.  Compliance with Laws.............................................. 18
    5.10.  Noncompetition Agreements......................................... 18
    5.11.  Keeping of Records and Books of Account........................... 19
    5.12.  Size of Board and Committees...................................... 19
    5.13.  Rule 144A Information............................................. 19
    5.14.  Reporting Requirements............................................ 19
    5.15.  Amended and Restated Articles of Incorporation ................... 21

6.  NEGATIVE COVENANTS OF THE COMPANY........................................ 21
    6.01.  Dealings with Affiliates.......................................... 21
    6.02.  Compensation to Officers.......................................... 21
    6.03.  Sale of Assets.................................................... 21
    6.04.  Mergers, Etc. .................................................... 21
    6.05.  Maintenance of Ownership of Subsidiaries.......................... 22
    6.06.  Conduct of Business............................................... 22
    6.07.  Investments in Other Corporations or Entities..................... 22

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    6.08.  Transfers of Proprietary Rights................................... 23
    6.09.  Amendments........................................................ 23
    6.10.  Other Agreements.................................................. 23
    6.11.  Registration Rights Agreements.................................... 23
    6.12.  Existing Subordinated Indebtedness................................ 23
    6.13.  Existing Preferred Stock.......................................... 24


7.  REGISTRATION RIGHTS...................................................... 24
    7.01.  Demand Registrations.............................................. 24
    7.02.  Incidental Registration........................................... 27
    7.03.  Registrations on Form S-3......................................... 28
    7.04.  Holdback Agreements............................................... 29
    7.05.  Registration Procedures........................................... 29
    7.06.  Indemnification................................................... 32
    7.07.  Rule 144.......................................................... 36

8.  RIGHT OF FIRST OFFER..................................................... 37
    8.01.  Right of First Offer ............................................. 37
    8.02.  Notice of Acceptance ............................................. 37
    8.03.  Conditions to Acceptances and Purchase ........................... 38
    8.04.  Further Sale ..................................................... 39
    8.05.  Offer Participation Requirement .................................. 39
    8.06.  Termination and Waiver of Right of First Offer ................... 39
    8.07.  Exception ........................................................ 39

9.  DEFINITIONS AND ACCOUNTING TERMS......................................... 40
    9.01.  Certain Defined Terms............................................. 40
    9.02.  Accounting Terms.................................................. 49

10. INDEMNIFICATION.......................................................... 49
    10.01. General Indemnity................................................. 49
    10.02. Indemnification Procedure......................................... 49

11. MISCELLANEOUS............................................................ 50
    11.01. No Waiver; Cumulative Remedies.................................... 50
    11.02. Amendments. Waivers and Consents.................................. 50
    11.03. Addresses for Notices............................................. 51
    11.04. Costs. Expenses and Taxes......................................... 51
    11.05. Binding Effect; Assignment........................................ 52
    11.06. Survival of Representations and Warranties........................ 52
    11.07. Prior Agreements.................................................. 52
    11.08. Severability...................................................... 52
    11.09. Confidentiality................................................... 52
    11.10. Governing Law..................................................... 53
    11.11. Headings.......................................................... 53
    11.12. Counterparts...................................................... 53

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    11.13. Further Assurances................................................ 53
    11.14. Waiver............................................................ 53
    11.15. Specific Enforcement.............................................. 54









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                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                                      Dated as of March 29, 1996

Each of the Purchasers
Listed on Schedule 1.01

Ladies and Gentlemen:

       FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Company"), hereby agrees with each of you as follows:

1. PURCHASE, SALE AND TERMS OF SHARES

       1.01. The Preferred Shares. The Company has authorized the issuance and sale of 1,171,191 shares (the "Preferred Shares") of its authorized but unissued shares of Preferred Stock, $.01 par value (the "Preferred Stock") designated Series B Preferred Stock (the "Series B Preferred Stock"), at a purchase price of $5.50 per share to the persons (individually a "Purchaser" and collectively the "Purchasers") and in the respective amounts set forth in Schedule 1.01 hereto. The designation, rights, preferences and other terms and provisions of the Series B Preferred Stock are set forth in the Articles of Amendment attached as Exhibit A hereto.

       1.02. The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of authorized but unissued shares of Common Stock to satisfy the rights of conversion of the Holders of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the "Conversion Shares." The Preferred Shares and the Conversion Shares are sometimes collectively referred to as the "Shares."

       1.03. Purchase Price and Funding. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Preferred Shares set forth opposite their respective names in Schedule 1.01. The aggregate purchase price of the Preferred Shares being acquired by each Purchaser is set forth opposite such Purchaser's name in Schedule 1.01. The funding of the purchase and sale of the Preferred Shares to be acquired by the Purchasers from the Company under this Agreement (the "Funding") shall take place at the offices of Messrs.

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LaBoeuf, Lamb, Greene & MacRae, L.L.P., Goodwin Square, 225 Asylum Street,
Hartford, Connecticut 06103 at 10:00 a.m. on April 30, 1996 (the "Funding Date"). At the Funding, the Company will deliver to each Purchaser certificates for the number and series of Preferred Shares set forth opposite its name under the headings "Number of Preferred Shares" in Schedule 1.01 registered in such Purchaser's name (or its nominee), against delivery of a check or checks payable to the order of the Company, presentment of certificates representing securities of a different series for conversion into shares of Series B Preferred Stock, or a transfer of funds to the account of the Company by wire transfer, representing the net cash consideration set forth opposite each such Purchaser's name on
Schedule 1.01.

       1.04. Use of Proceeds. The Company shall use the cash proceeds from the issuance and sale of the Preferred Shares for general working capital purposes.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to the Purchasers as follows:

       2.01. Organization, Standing and Power. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and is duly qualified to do business in good standing in those foreign jurisdictions in which such qualification is required.

       2.02. Authority; Enforceability: No Conflict. The Company has all requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party, to issue and sell the Shares, and to carry out its obligations hereunder and under each Related Agreement to which it is a party. The execution, delivery and performance of this Agreement and each Related Agreement to which it is a party by the Company and the issuance and sale of the Shares by the Company have been duly and validly authorized by all requisite corporate proceedings on the part of the Company. This Agreement and each Related Agreement to which it is a party when executed and delivered by the Company is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on
Schedule 2.02, the execution and delivery of this Agreement and each Related Agreement to which it is a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not result in or constitute: (a) a default, breach or violation of or under the Articles of Incorporation or the

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Bylaws, (b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound, (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority by which the Company, any Subsidiary or any of their respective properties or assets are bound, (d) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound, (e) the creation or imposition of any lien, charge or encumbrance on any property of the Company or any Subsidiary under any agreement or commitment to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound, or (f) an event which would require any consent under any agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which any of their respective properties or assets are bound.

       2.03. Capitalization. The authorized capital stock of the Company consists of (a) 15,000,000 shares of Common Stock, of which 1,031,942 shares are outstanding, 1,171,191 are reserved for issuance upon conversion of the Series B Preferred Stock, 100,000 are reserved for issuance upon conversion of the Special Preferred Stock (Northern California Division), 350,000 are reserved for issuance under the Stock Option Plan, 252,500 are reserved for issuance upon the exercise of the warrants held by the former 14% Subordinated Debenture Holders, 500,000 are reserved for issuance upon the exercise of the warrants held or which may be obtained by Superior Bank FSB, 33,333 are reserved for issuance upon the conversion of the 12% Subordinated Debentures, 25,000 are reserved for issuance upon the exercise of the options held by John Buscema and Glen Letzia (the "Buscema Options"), 109,728 are reserved for issuance upon the exercise of the warrants held by George A. Naddaff (other than as a former 14% Subordinated Debenture Holder), 25,000 are reserved for issuance upon the exercise of the options held by Bruce Schindler (the "Schindler Options"), and 28,242 are reserved for issuance upon the exercise of the warrants held by Raymond James & Associates (the "Raymond James Warrants") and (b) 15,000,000 shares of preferred Stock, of which 225,225 have been designated Series A Preferred Stock (all of which are outstanding), 1000 have been designated Special Preferred Stock (Northern California Division) (all of which are outstanding), 320,455 have been designated Interim Series B Preferred Stock (234,827 of which are outstanding) and 1,171,191 have been designated Series B Preferred Stock (all of which are to be issued hereunder). All of the outstanding shares of Common Stock, Series A Preferred Stock, Special Preferred Stock (Northern California Division) and Interim Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except for the options and warrants referred to in clause (a) above, or as required by the terms of the Special


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Preferred Stock (Northern California Division), the Interim Series B Preferred
Stock or the Letter Agreement, dated November 16, 1995 between George A. Naddaff and the Company which provides for the issuance of 22,727 shares of Common Stock to George A. Naddaff as compensation for services, or as provided herein or in any of the Related Agreements, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. All outstanding shares of capital stock convertible securities, rights, options and warrants of the Company are owned by the stockholders and in the numbers specified on Schedule 2.03. Except as required by the terms of the Buscema Options and the Special Preferred Stock (Northern California Division), the contingent repurchase rights of Superior Bank FSB under the Superior Bank Purchase and Sale Agreement, the oral agreement of the Company to redeem Preferred Shares held by former 14% Debenture Holders with any proceeds from the sale of Preferred Shares hereunder in excess of $3,000,000, and as required in the Articles of Amendment, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. Except as required by the terms of the Schindler Options and the Raymond James Warrants, as provided in the Mason-McDuffie Registration Rights Agreement and as provided herein, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in the Shareholders Agreement, the Voting Agreement and the Merger Agreement (which restricts the transfer of the Special Preferred Stock (Northern California Division)), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights or options of the Company issued prior to the Funding Date complied with or was exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

       2.04. Subsidiaries. Schedule 2.04 sets forth each Subsidiary and each Independent Division, showing the jurisdiction of the incorporation or organization of each Subsidiary and showing the percentage of each Person's ownership of the outstanding stock or other interests of each such Subsidiary or Independent Division. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 2.04 (i) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary or the Company with respect to any Subsidiary or Independent Division for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or any other similar ownership interests of any Independent Division and (ii) neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any

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shares of capital stock or any convertible securities, rights, options or warrants of any Subsidiary or similar ownership interests of any Independent Division. Except as set forth herein, neither the Company nor any Subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary or similar ownership interests of any Independent Division.

       2.05. Status of Shares. The Preferred Shares to be issued at the Funding have been duly authorized by all necessary corporate action on the part of the Company. When issued and paid for as provided in this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Preferred Shares is not and will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company. The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and have been duly reserved for issuance. When the Conversion Shares are issued such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such shares will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company.

2.06. Financial Statements.

       (a) As set forth on Schedule 2.06(a) hereto, the audited consolidated balance sheets of the Company and the Subsidiaries as at April 15, 1994 and March 31, 1995, and the related consolidated income statements and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the fiscal years then ended, together with the opinion thereon of Price Waterhouse, independent certified public accountants, and the interim consolidated balance sheet of the Company and the Subsidiaries as at February 29, 1996, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the eleven month period then ended, are complete and correct in all material respects and fairly present the financial condition of the Company and the Subsidiaries at such dates and the results of the operations of the Company and the Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.

       (b) The projections (including, without limitation, the financial projections attached as Schedule 2.06(b)) and pro forma financial information furnished to the Purchasers are based on good faith estimates and assumptions by the management of the Company, it being recognized by the Purchasers, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

       2.07. Liabilities. Since February 29, 1996, neither the Company nor any Subsidiary has incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or

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otherwise) that would be required to be disclosed on a consolidated balance sheet of the Company and the Subsidiaries (including the notes thereto) in conformity with GAAP, other than in the ordinary course of business.

       2.08. Indebtedness. Schedule 2.08 sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

       2.09. Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property reflected in the financial statements referred to in Section 2.06, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those indicated on Schedule 2.09. Each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

       2.10. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the Related Agreements or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Schedule 2.10, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary.

       2.11. Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted so as to comply with all applicable federal, state, and local governmental laws, rules, regulations and ordinances (including, without limitation, all rules and regulations pertaining to the producing, processing, underwriting, selling and servicing of residential mortgage loans, loan brokerage operations and the sale of "business opportunities"). Each of the Company and the Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.

       2.12. Taxes. Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. The Company knows of no additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened

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against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

       2.13. ERISA. Schedule 2.13 lists each "employee benefit plan", as defined in Section 3(3) of ERISA, and any other bonus, severance or termination pay, stock option or stock purchase, incentive pay or other plan, program or arrangement covering present or former employees of the Company or any Subsidiary which is maintained or contributed to by the Company or any Subsidiary (the "Plans"). None of the Plans is subject to the provisions of Title IV of ERISA, and none of the Plans is a Multiemployer Plan as defined in
Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation or has incurred any liability with respect to a Multiemployer Plan. None of the Plans is subject to the minimum funding standards set forth in
Section 302 of ERISA or Section 412 of the Code. None of the Company, any Subsidiary or any of their respective officers or employees has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any Plan which would subject any of such parties to a civil penalty under Section 502(i) of ERISA or an excise tax under Section 4975 of the Code. Each of the Plans has been operated in all material respects in accordance with applicable law, including ERISA and the Code. None of the Plans is an employee welfare plan, as defined in Section 3(1) of ERISA, which provides health or life insurance benefits to employees of the Company or any Subsidiary following their retirement. Each Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service indicating that such Plan was so qualified as at the time of its review, and the Company knows of no reason that would cause such letter to be revoked.

       2.14. No Material Adverse Change. Since February 29, 1996, (a) there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company or any Subsidiary; and (b) neither the business, financial condition, operation, prospects or affairs of the Company, any Subsidiary nor any of their respective properties or assets have been adversely affected in any material respect as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against.

       2.15. Certain Fees. Except as set forth on Schedule 2.15, no broker's, finder's or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement and the Related Agreements.

       2.16. Disclosure. Neither this Agreement or the Schedules hereto, any of the Related Agreements, the Business Plan nor any other document, certificate or instrument furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement or any of the Related Agreements, contains any untrue statement of a material fact or omits to state a

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material fact necessary in order to make the statements contained herein or therein not misleading. The parties further agree that any agreement, event, condition or other item which is disclosed on a particular Schedule hereto shall be deemed to be disclosed for the purposes of all other Schedules to which it is relevant, provided that all of the terms or effects of any such item which are relevant to any Schedule hereto are adequately disclosed.

       2.17. Proprietary Rights. Schedule 2.17 contains a complete and accurate list of (a) all patented and registered Proprietary Rights owned by the Company or any Subsidiary, (b) all pending trademark applications and applications for registrations of other Proprietary Rights filed by the Company or any Subsidiary, (c) all unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) all unregistered trademarks, service marks and copyrights and computer software owned or used by the Company or any Subsidiary. Schedule 2.17 also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to computer software owned by the Company and any other Proprietary Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to computer software or other Proprietary Rights, together with a short description of such licenses. Each of the Company and the Subsidiaries owns or has the right to use pursuant to a valid and enforceable license all Proprietary Rights necessary for the operation of its business. No loss or expiration of any Proprietary right owned or used by the Company or any Subsidiary is pending or, to the best of the Company's knowledge, threatened. Each of the Company and the Subsidiaries has taken all necessary actions to maintain and protect the Proprietary Rights which it owns or uses. The Company has no knowledge that the owners of any Proprietary Rights licensed to the Company or any Subsidiary have not taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as set forth on Schedule 2.17, (i) there are no material claims against the Company or any Subsidiary asserting the invalidity, misuse, unenforceability or ownership of any Proprietary Rights owned or used by the Company or any Subsidiary, and to the best of the Company's knowledge, no such claims are threatened and there are no grounds for the same, (ii) neither the Company nor any Subsidiary has received a notice of nor is aware of any facts which in the Company's reasonable judgment indicate a reasonable likelihood of any conflict with the asserted Proprietary Rights of others within the last five years and (iii) the conduct of the Company's and each Subsidiary's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently proposed infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company or any Subsidiary are not currently being infringed or misappropriated by other Persons.

       2.18. Environmental and Safety Matters. Except as set forth on Schedule 2.18, each of the Company and the Subsidiaries is in material compliance with the provisions of all federal, state and local laws relating to pollution, protection of the environment or occupational safety and health applicable to it or to real property owned or leased by it or to the use, operation or occupancy thereof. Except as set forth on Schedule 2.18, neither the Company nor any Subsidiary has engaged in any activity in violation of any provision of any federal, state or local law relating to pollution, protection of the environment or occupational safety and health. Neither the Company nor any Subsidiary has any liability, absolute or contingent, under any federal, state or local law relating to pollution, protection of the environment or occupational safety and health.


       2. 19. Books and Records. The records and documents of the Company and the Subsidiaries accurately and completely reflect in all material respects information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and the Subsidiaries.

       2.20. Material Agreements. Except as set forth on Schedule 2.20, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or Form S-18 if the Company or any Subsidiary were registering securities under the Securities Act, or any other agreement which could have a Material Adverse Effect. The Company, each Subsidiary and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any lease, agreement or contract now in effect to which the Company or any Subsidiary is a party or by which they or their property may be bound. Except as set forth on Schedule 2.20, each of the contracts or agreements listed on
Schedule 2.20 is in full force and effect and there exists no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor the Company or any Subsidiary has provided any notice of default or of its intention to terminate these agreements.

       2.21. Transactions with Affiliates. Except as set forth on Schedule 2.21, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between
(a) the Company, any Subsidiary or any of their respective customers or suppliers, and (b) any officer, employee, consultant or director of the Company or any Subsidiary or any Person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

     2.22. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws.

     2.23. Governmental Approvals. Except as set forth on Schedule 2.23 and except for the filing of any notice prior or subsequent to the Funding that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement and each Related Agreement to which it is a party.

     2.24. Insurance. Each of the Company and the Subsidiaries carries insurance as set forth on Schedule 2.24 covering its properties and business which is adequate and customary for the type and scope of the properties, assets and business, and which is similar to that of companies of comparable size and condition similarly situated in the same industry in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or such Subsidiary from becoming a co-insurer or self-insurer, with provision for reasonable deductibles.

     2.25. Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.25, neither the Company nor any Subsidiary has any employment contract, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, relating to the right of any officer, employee, or consultant to be employed or engaged by the Company or such Subsidiary because of the nature of the business conducted or to be conducted by the Company or such Subsidiary or relating to the use of trade secrets or proprietary information of others, and the continued employment or engagement of the Company's or such Subsidiary's officers, employees or consultants does not subject the Company, any Subsidiary or any Purchaser to any liability with respect to any of the foregoing matters. Except as set forth on
Schedule 2.25, no officer, consultant or Key Employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have an adverse effect on the Company or any Subsidiary, has terminated or to the best knowledge of the Company, has any present intention of terminating, his employment or engagement with the Company or any Subsidiary.

     2.26. Absence of Certain Developments. Except as provided in Schedule 2.26, since February 29, 1996, neither the Company nor any Subsidiary has:

          (a) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

          (b) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability "absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (d) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

          (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any liens, charge or other encumbrance, except liens for current property taxes not yet due and payable and except for security interests in mortgage loans granted in connection with the Warehouse Lines of Credit;

          (f) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

          (g) sold, assigned or transferred any Proprietary Rights or disclosed any proprietary confidential information to any person;

          (h) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (i) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (j) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

          (k) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (l) made charitable contributions or pledges;

          (m) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (n) experienced any problems with labor or management in connection with the terms and conditions of their employment; or

          (o) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or any Subsidiary.

     2.27. United States Real Property Holding Corporation. Neither the Company nor any Subsidiary is now nor has ever been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers severally but not jointly hereby represents and warrants to the Company as follows:

     3.01. Organization and Standing of the Purchasers. Each of the Purchasers (excluding those Purchasers that are individuals) is a corporation, partnership, limited liability company or trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

     3.02. Authority: Enforceability; No Conflict. Each of the Purchasers (excluding those Purchasers that are individuals) has all requisite corporate, partnership, limited liability company or trust power and authority to enter into this Agreement and each Related Agreement to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each Related Agreement to which it is a party by each of the Purchasers have been duly and validly authorized by all requisite corporate, partnership, limited liability company or trust proceedings on the part of each of the Purchasers (excluding those Purchasers that are individuals). This Agreement and each Related Agreement to which it is a party when executed and delivered by each of the Purchasers is a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and each Related Agreement to which it is a party by each of the Purchasers does not, and consummation by such Purchaser of the transactions contemplated hereby will not, result in or constitute (a) a default, breach or violation of or under the organizational documents of such Purchaser if such Purchaser is a corporation or partnership,
(b) a default, breach or violation of or under any mortgage, deed of trust, indenture, note, bond, license, lease agreement or other instrument or obligation to which such Purchaser is a party or by which any of its properties or assets are bound, except for any defaults, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on such Purchaser or prevent or materially delay the consummation by such Purchaser of the transactions contemplated hereby, or (c) a violation of any statute, rule, regulation, order, judgment or decree of any court, public body or authority, except for any violations which would not, individually or in the aggregate, have a material adverse effect on such Purchaser or prevent or materially delay the consummation by such Purchaser of the transactions contemplated hereby.

     3.03. Acquisition for Investment. Each of the Purchasers is an "accredited investor" as defined in Regulation D under the Securities Act, and is acquiring the Preferred Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Preferred Shares. Each of the Purchasers acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary and appropriate to conducting its due diligence investigation. The Shares may bear a legend to the following effect:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the laws of any state and may not be sold or transferred except in compliance with that Act and such laws."

     3.04. Financing. Each of the Purchasers has sufficient funds and will have sufficient funds at all times through the Funding Date to consummate the transactions contemplated hereby. None of the Purchasers will be rendered insolvent by reason of its investments in the Company nor will it be left with unreasonably small capital for purposes of operating its businesses.

4. CONDITIONS TO PURCHASERS' OBLIGATIONS FOR FUNDING

     The obligation of each of the Purchasers to purchase and pay for the Preferred Shares to be purchased by it at the Funding is subject to the following conditions:

     4.01. Representations and Warranties. Each of the representations and warranties set forth in Section 2 hereof shall be true, accurate and correct at the Funding Date with the same effect as though made at and as of such time.

     4.02. Secretary's Certificate. The Purchasers shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Funding Date, (a) attesting to all action taken by the shareholders of the Company, including the approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Preferred Stock to allow for the issuance of 780,283 shares of Series B Preferred Stock, (b) attesting to all corporate action taken by the Company including the resolutions of the Board of Directors authorizing (i) the approval of the Articles of Amendment and the amendments to the Bylaws, (ii) the execution, delivery and performance by the Company of this Agreement and each Related Agreement to which it is a party,
(iii) the issuance of the Preferred Shares, and (iv) the execution, delivery and performance by the Company of all other agreements or matters contemplated hereby or executed in connection herewith, (c) certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Related Agreements to which it is a party, the certificates for the Preferred Shares and the other documents, instruments or certificates to be delivered pursuant hereto and thereto, together with the true signatures of such officers and (d) verifying that the Articles of Incorporation and the Bylaws (as attached thereto) are true, correct and complete as of the Funding Date.

     4.03. Officer's Certificate. The Purchasers shall have received a certificate of the President and Treasurer of the Company, dated the Funding Date, which shall certify that the representations and warranties contained in
Section 2 hereof are true and correct as of the Funding Date and that all conditions required to be performed prior to or at the Funding have been performed as of the Funding Date.

     4.04. Consents, Licenses, Approvals, etc. The Purchasers shall have received certified true copies of all consents, licenses and approvals required or advisable in connection with the execution, delivery, performance, validity and enforceability of this Agreement, and each Related Agreement, and such consents, licenses and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to the Purchasers.

     4.05. Good Standing Certificates. The Purchasers shall have received a certificate of the appropriate public official in the jurisdiction of incorporation of the Company and each Subsidiary as to the due incorporation and good standing of the Company and each Subsidiary together with certified copies of all charter documents of the Company and each Subsidiary and shall have received certificates of appropriate public officials of each other jurisdiction in which the Company and each Subsidiary is required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company and each Subsidiary.

     4.06. No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced and no investigation by any governmental authority shall have been threatened against the Company or any Subsidiary, or any of the officers or directors of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, and each Related Agreement, or seeking damages in connection with such transactions.

     4.07. Articles of Amendment. The Articles of Amendment creating the Series B Preferred Stock of the Company, setting forth, without limitation, the designations, preferences, powers, qualifications, special or relative rights and privileges of the Series B Preferred Stock (the "Articles of Amendment"), in the form of Exhibit A, shall have been filed with the Secretary of State of Florida.

     4.08. Bylaws. The amendments to the Bylaws of the Company (as amended, the "Bylaws") set forth in Exhibit B, shall have been adopted by the Board of Directors.

     4.09. Legal Opinion. The Purchasers shall have received a legal opinion from Foley & Lardner, outside counsel to the Company and the Subsidiaries, dated the Funding Date and substantially in the form of Exhibit C and as to such other matters as the Purchasers may reasonably request.

     4.10. Shareholders Agreement. Each of the Purchasers, the Founders and the Company shall have entered into a Shareholders Agreement (as amended from time to time, the "Shareholders Agreement"), substantially in the form of Exhibit D.

     4.11. Voting Agreement. Each of the Purchasers, the Founders, the Series A Holders and the Company shall have entered into a Voting Agreement (as amended from time to time, the "Voting Agreement"), substantially in the form of Exhibit E.

     4.12. Noncompetition Agreement. Each of the Key Employees (other than John Tomko and John Buscema) shall have entered into a Noncompetition, Nondisclosure and Proprietary Information Agreement substantially in the form of Exhibit F (as amended from time to time, the "Noncompetition Agreements").

     4.13. Expanses. All fees and disbursements required to be paid pursuant to
Section 11.04 hereof shall have been paid in full.

     4.14. Other Purchasers. No Purchaser shall have failed to execute and deliver this Agreement or to accept delivery of or make payment for the Shares to be purchased by it on the Funding Date.

     4.15. Board of Directors. The members of the Board of Directors immediately following the Funding shall consist of not more than ten members, who initially shall be David Cobo, Stephen Green, Seth S. Werner, George A. Naddaff, Peter Palmisano, David Shapiro, Richard Swartz, Samuel Perlman, Michael Rubin and a nominee of Dominion. The Board of Directors shall establish an Executive Committee, an Executive Compensation Committee and an Audit Committee. The Executive Committee shall consist of not more than three (3) members, two (2) of whom shall be Series B Directors. The Executive Compensation Committee shall consist of not more than four (4) members, two (2) of whom shall be Series B Directors; provided, however, that on or prior to April 30, 1997, the number of members of the Executive Compensation Committee shall be reduced to three (3), two (2) of whom shall be Series B Directors. The Audit Committee shall consist of no more than three (3) members.

     4.16. Subordinated Debenture Repayment. The Purchasers shall have received satisfactory evidence of (i) the delivery to the Company of the 14% Subordinated Debentures by the holders thereof for cancellation in exchange for the issuance of 234,828 shares of Interim Series B Preferred Stock to such holders, and (ii) the delivery to the Company of all shares of Interim Series B Preferred Stock for conversion into shares of Series B Preferred Stock to be issued hereunder.

     4.17. Merger Documents. The Merger shall have been consummated and the Purchasers shall have received certified, complete and correct copies of the Merger Documents satisfactory in form and substance to the Purchasers.

     4.18. Compliance with this Agreement and Related Agreements. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or any Related Agreement to be performed, satisfied or complied with by the Company at or prior to the Funding.

     4.19. Proceedings Satisfactory. All proceedings taken in connection with the issuance and sale of the Shares and all documents and papers relating thereto shall be satisfactory in form and substance to the Purchasers. Each Purchaser shall have received copies of such documents and papers as such Purchaser may reasonably request in connection with this Agreement and the Related Agreements.

5. AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that on and after the Funding Date and until the consummation of a Qualified Public Offering it will:

     5.01. Inspection Rights. Permit during normal business hours, upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, Key Employees, attorneys or independent accountants.

     5.02. Budgets Approval. At least thirty (30) days prior to the commencement of each fiscal year, prepare and submit to, and obtain in respect thereof the approval of the majority of the members of the Board of Directors, a business plan and monthly operating budget in detail for each fiscal year, monthly operating expenses and profit and loss projections and cash flow projections and a capital expenditure budget for the fiscal year.

     5.03. Financings. Promptly, fully and in detail, inform all of the members of the Board of Directors of any discussions, offers or contracts relating to possible financings of any material nature for the Company or any Subsidiary, whether initiated by the Company, any Subsidiary or any other Person.

     5.04. Meetings of Directors. Hold meetings of the Board of Directors not less than on a quarterly basis.

     5.05. Bylaws; Meetings and Indemnification. Use its best efforts to at all times cause its Bylaws to provide that (a) any Series B Director shall have the right to call a meeting of the Board of Directors, (b) any holder or holders of at least 10% of the outstanding shares of Series B Preferred Stock shall have the right to call a meeting of stockholders, and (c) a quorum for any special meeting of the Board of Directors or any committee thereof of which a Series B Director is a member shall require the attendance of at least one Series B Director unless the Series B Directors have received at least 5 days prior written notice of such special meeting. The Company shall at all times maintain provisions in the Bylaws or the Articles of Incorporation indemnifying all officers and directors against liability to the maximum extent permitted under the laws of the state of its incorporation.

     5.06. Corporate Existence. Maintain, and cause each of its Subsidiaries, to maintain their respective corporate existence, Proprietary Rights, other rights and franchises in full force and effect to the extent appropriate in accordance with good business practice.

     5.07. Properties, Business Insurance. Maintain, and cause each of its Subsidiaries, to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies of a similar size and financial condition similarly situated within the same industry.

     5.08. Expenses of Directors. Promptly reimburse in full each director of the Company who is not an officer or employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof.

     5.09. Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a material adverse effect on its business, assets, operations or condition, financial or otherwise.

     5.10. Noncompetition Agreements. Enter into, and cause each Subsidiary to enter into, noncompetition, nondisclosure and proprietary information agreements with each executive officer, Key Employee and any other employee of the Company or any Subsidiary as may be requested by any of the Purchasers, subsequent to the Funding Date, the format and content of which shall be approved by the Board of Directors.

     5.11. Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     5.12. Size of Board and Committees. Fix and maintain the number of directors on the Board of Directors at no more than ten members, which members shall in any event include one director nominated by any Person or affiliated group of Persons who own 363,000 or more Shares; fix and maintain the number of members of the Executive Committee and the Audit Committee of the Board of Directors at no more than three; and fix and maintain the number of members of the Executive Compensation Committee at no more than four at any time prior to April 30, 1997 and at no more than three at any time on or after April 30, 1997. The members of the Executive Committee and the Executive Compensation Committee shall include two Series B Directors. The Executive Compensation Committee shall have, among its responsibilities, the review and recommendation to the Board of Directors of stock option grants and executive compensation and bonuses. The Audit Committee shall have, among its responsibilities, the engagement, appointment and removal of the independent public accountants or auditors of the Company.

     5.13. Rule 144A Information. At all times during which the Company is neither subject to the reporting requirements of Section 13 or 1 5(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, promptly as practicable (in any event not later than twenty (20) days after initial request) in written form, upon the written request of any Purchaser or a prospective buyer of Shares from any Purchaser, furnish all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, as promptly as practicable (in any event not later than twenty (20) days after initial request) to cooperate with and assist any Purchaser or any member of the NASD system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this Section 5.13 shall at all times be contingent upon the relevant Purchaser's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such purchaser in evaluating the purchase of the Shares.

     5.14. Reporting Requirements. Furnish the following to each Purchaser:

          (a) Monthly Reports: as soon as available and in any event within 30 days after the end of each fiscal month of the Company, consolidated and consolidating balance sheets of the Company and the Subsidiaries as of the end of such period and consolidated and consolidating statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, including comparisons to the budget or business plan and an analysis of the variances from the budget or business plan, prepared in accordance with GAAP consistently applied, and also including information (broken down by geographical region) as to the number of mortgage loans funded and new mortgage loan applications received during such fiscal period;

          (b) Annual Reports: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and the Subsidiaries, including therein consolidated and consolidating balance sheets of the Company and the Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and statements of cash flows and changes in stockholders' equity of the Company and the Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and an independent public accountant of recognized national standing approved by the Board of Directors;

          (c) Reports and Other Information: within 10 days after receipt, publication, commencement or occurrence, copies of all consulting reports, management reports, notices of all material actions, filings made with the Commission, such information as the Company or any Subsidiary shall make available to any of its stockholders, and such other information as any Purchaser shall reasonably request;

          (d) Officer's Certificate: as soon as possible and in any event within 30 days after the end of a fiscal quarter, a certificate executed by a duly authorized officer of the Company representing as to the compliance of the Company with the provisions of Section 5 and Section 6;

          (e) Accountants' Letters: within 10 days after receipt, copies of all accountants' letters, reviews and reports to management;

          (f) Budgets and Operating Plan: as soon as available and in any event at least 30 days before the beginning of each fiscal year of the Company, a business plan and monthly operating budgets for the forthcoming fiscal year;

          (g) Notice of Adverse Changes: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any default under any material agreement; or any material litigation, proceedings, suits or investigations affecting the Company or any Subsidiary; or any material adverse change in the business, assets, operations or condition of the Company or any Subsidiary;

          (h) SEC Filings: within 10 days of occurrence, copies of all filings made with the Commission; and

          (i) Business Information: informational reports and other data useful in the understanding and management of the Company's or any Subsidiary's business supplied to the Chief Executive Officer of the Company or such Subsidiary in the ordinary course of business.

     5.15. Amended and Restated Articles of Incorporation. Amend and restate the Articles of Incorporation to remove the designation of the Interim Series B Preferred Stock, as soon as practicable following the Funding Date.

     6. NEGATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that on and after the Funding Date and until the consummation of a Qualified Public Offering it will not:

     6.01. Dealings with Affiliates. Enter into, or permit any Subsidiary to enter into, any material transaction, including, without limitation, any loan or extension of credit, release of guarantee, management contract or royalty agreement, deferred or contingent compensation agreement, consulting or other agreement with any Affiliate.

     6.02. Compensation to Officers. Amend, modify or waive, or permit any Subsidiary to amend, modify or waive, in any material respect any employment, benefit or compensation arrangement with any Key Employee, or pay to any Key Employee, senior manager or officer compensation (including salary and bonus) in excess of that approved by the Executive Compensation Committee of the Board of Directors.

     6.03. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any material portion of its now owned or hereafter acquired property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests), except (a) for the sale or other disposition of property no longer used or useful in the conduct of its business and (b) that the Company or any Subsidiary may sell, lease, assign, or otherwise transfer its property to the Company or any wholly-owned Subsidiary.

     6.04. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that the Company or any Subsidiary may merge into or consolidate with or transfer assets to the Company or any wholly-owned Subsidiary.

     6.05. Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to a wholly-owned Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares or rights to acquire any of its capital stock or the capital stock of any Subsidiary, except to the Company or a wholly-owned Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary into or with itself, provided that the Company is the surviving entity, or into or with a wholly-owned Subsidiary, or the Company may sell all or a portion of any Subsidiary to a wholly-owned Subsidiary.

     6.06. Conduct of Business. Engage, or permit any Subsidiary to engage, in any business other than the business engaged in or proposed to be engaged in by the Company or any Subsidiary on the date hereof and any businesses or activities substantially similar or related thereto.

     6.07. Investments in Other Corporations or Entities. Make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any other corporation or entity which will not be operated as a wholly-owned Subsidiary, except:

          (a) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America or any state or public subdivision thereof;

          (b) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a fiscally sound and reputable bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000;

          (c) investments by the Company or a Subsidiary in the highest-rated commercial paper;

          (d) investments by the Company or a Subsidiary in "Money Market" fund shares, or in money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (a), (b) or (c) of this Section 6.07;

          (e) loans or advances from a Subsidiary to the Company or from the Company to a wholly-owned Subsidiary;

          (f) mortgage loans originated by the Company or a Subsidiary in the ordinary cause of business;

          (g) advances or investments in the ordinary course of business to or in Controlled Business Arrangements or members thereof which do not exceed $50,000; or

          (h) investments by the Company or any Subsidiary in such financial instruments and with such financial advisors, as may be approved from time to time by the Board of Directors.

     6.08. Transfers of Proprietary Rights. Transfer, sell, dispose of, assign, lease, license or donate, or permit any Subsidiary to transfer, sell, dispose of, assign, lease or donate, any ownership or other interest in, or material rights relating to, any its Proprietary Rights any person or entity other than the Company or a wholly-owned Subsidiary except for the licensing of software to customers in the ordinary course of business.

     6.09. Amendments. Amend or waive any provision of the Articles of Incorporation, the Bylaws, any of the Merger Documents or any other agreement providing preemptive, conversion, redemption, registration or other rights relating to, or options, warrants or other rights to purchase, any shares of the Company's capital stock in any way that would adversely affect the liquidation preferences, dividend rights, voting rights or redemption rights of the Holders of the Series B Preferred Stock.

     6.10. Other Agreements. Enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement, the Articles of Amendment or any other Related Agreement.

     6.11. Registration Rights Agreements. (a) Register and sell any securities for its own account in a Registration effected pursuant to Section 7.01 unless the Company shall have obtained written agreements from Mason-McDuffie and any other holders of securities of the Company which have been granted rights to require the Company to effect a Registration or to include any securities held by them in any other Registration effected by the Company ("Registration Rights") to waive any priority they may otherwise have over the Purchasers to include any securities held by them in such Registration or (b) enter into an agreement with any Person which grants Registration Rights to such Person unless such Agreement expressly subordinates the right of such Person to include securities held by them in any such Registration to the priority of the Purchaser to include the securities held by them in such Registration as set forth in Section 7.01(e) and Section 7.02(b).

     6.12. Existing Subordinated Indebtedness. (a) Defease or make any payments the effect of which is to defease, or make any voluntary or optional payment or prepayment on, or redemption of, the Existing Subordinated Indebtedness in whole or in part, or (b) amend, supplement or otherwise change (or agree to any amendment or other change of) the terms of the Existing Subordinated Indebtedness, if the effect of such amendment, supplement or change is to increase the interest rate on the Existing Subordinated Indebtedness, advance the dates upon which payment of principal or interest are due on the Existing Subordinated Indebtedness (including any change that adds or modifies mandatory prepayments), change, in a manner adverse to the Company or which confers additional rights on the holders thereof, any event of default or covenant (or any definition relating thereto) with respect to the Existing Subordinated Indebtedness, change the redemption or repurchase provisions with respect to the Existing Subordinated Indebtedness in a manner materially adverse to the Company or which confers additional rights on the holders thereof or otherwise increase the obligations of the Company or confer additional rights on the holders of the Existing Subordinated Indebtedness without, in each case, obtaining the prior written consent of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock to such amendment or change.

     6.13. Existing Preferred Stock. (a) Amend, supplement or otherwise change (or agree to any amendment or other change to) the terms of the Series A Preferred Stock, the Special Preferred Stock (Northern California Division) or the Interim Series B Preferred Stock, if the effect of any such amendment, supplement or change is adverse to the Holders of Series B Preferred Stock or which confers any additional rights on the Series A Holders, the Special Preferred Holders or the Interim Series B Holders, including, without limitation, changes in the conversion rate, default, covenant, redemption, or repurchase provisions with respect to the Series A Preferred Stock, the Special Preferred Stock (Northern California Division) or the Interim Series B Preferred Stock, without, in each case, obtaining the prior written consent of the Holders of at least a majority of the then outstanding shares of the Series B Preferred Stock or (b) issue any shares of Interim Series B Preferred Stock.

7. REGISTRATION RIGHTS

     The Purchasers shall have the right to register their Registrable Securities in accordance with the following provisions:

     7.01. Demand Registrations.

     (a) At any time and from time to time commencing on the earlier of (i) the fifth anniversary of the Funding Date, and (ii) the date which is six months after the Initial Public Offering, upon the written request of the Holders of at least 50% of the Registrable Securities (the "Initiating Holders") that the Company effect the Registration under the Securities Act (such a written request being hereinafter referred to as a "Demand Registration") of any of the Registrable Securities, the Company will promptly give written notice to all other Holders of Registrable Securities that a Demand Registration has been received. For a period of 20 days following delivery of such notice, the other Holders of Registrable Securities may request that the Company also register their Registrable Securities and after the expiration of such 20 day period, the Company shall notify all Holders of Registrable Securities of the number of Registrable Securities to be registered. Thereupon, the Company will use its reasonable best efforts to cause the prompt Registration under the Securities Act, subject to the provisions of this Section 7, of all Registrable Securities which the Holders thereof have requested the Company to register, and in connection therewith, prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a Registration Statement under the Securities Act to effect such Registration.

     With respect to any Registration Statement filed, or to be filed, pursuant to this Section 7.01(a) or Section 7.03 below, if the Company shall furnish to the Holders of Registrable Securities a certified resolution of the Board of Directors stating that in the Board of Directors' good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing, merger, sale of assets, recapitalization or other similar corporate activity, or the unavailability for reasons beyond the Company's control of any required audited financial statements, or any other event or condition of similar significance to the Company) be materially disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for such a Registration Statement to be maintained Effective, or to be filed and become Effective, and setting forth the general reasons for such judgment, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to all Holders of Registrable Securities); provided that the Company shall be entitled to withdraw or delay the filing of a Registration Statement in connection with a Disadvantageous Condition only once during any twelve month period. Upon receipt of any such notice of a Disadvantageous Condition, such Holders of Registrable Securities will forthwith discontinue use of the disclosure document contained in such Registration Statement and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the disclosure document then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the disclosure document covering such Registrable Securities. In the event that the Company shall give any notice of a Disadvantageous Condition, the Company shall at such time as it in good faith deems appropriate file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement, and shall use its reasonable best efforts to file such new Registration Statement within 90 days of receipt of the resolution by the Holders of Registrable Securities, and such Registration Statement shall be maintained Effective for such time as may be necessary so that the period of effectiveness of such new Registration Statement, when aggregated with the period during which such initial Registration Statement was Effective, shall be such time as may be otherwise required by Section 7.01(c).

     The Holders of a majority of the Registrable Securities requested to be registered may, at any time prior to the Effective Date of the Registration Statement relating to such Registration, revoke such request, without liability to any of the other Holders of Registrable Securities, by providing a written notice to the Company revoking such request.

     (b) Number of Registrations: Expenses. The Company shall not be obligated to effect more than two Registrations of Registrable Securities pursuant to requests from the Holders of Registrable Securities under this Section 7.01 during the term of this Agreement. The Company shall pay all Registration Expenses in connection with the two Registrations which the Holders of Registrable Securities are entitled to request pursuant to this Section 7.01. However, each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to this Section
7.01. Notwithstanding any other provisions contained in this Section 7.01, the Company shall not be required to register any Registrable Securities pursuant to an Effective Registration Statement in connection with a request for such Registration made in accordance with this Section 7.01 if any previous Registration Statement became Effective less than 180 days prior to such request.

     (c) Effective Registration Statement. A Registration requested pursuant to this Section 7.01 shall not be deemed to have been effected unless the Registration Statement relating thereto (i) has become Effective under the Securities Act and all of the Registrable Securities of the Holders thereof included in such Registration have actually been sold thereunder, and (ii) has remained Effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such Registration have actually been sold thereunder); provided, however, that if any Effective Registration Statement requested pursuant to this Section 7.01 is discontinued in connection with a Disadvantageous Condition, such Registration Statement shall not be included as one of the Registrations which may be requested pursuant to this Section 7.01; provided further, that if after any Registration Statement requested pursuant to this Section 7.01 becomes Effective (x) such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company or
(y) less than 100% of all of the Registrable Securities included in such Registration have been sold thereunder, such Registration Statement shall not be included as one of the Registrations which such Holders of Registrable Securities are entitled to request pursuant to Section 7.01(b).

     (d) Selection of Underwriters. If any requested Registration pursuant to this Section 7.01 is in the form of an underwritten offering, the Company shall have the right to select the investment banker and manager or co-managers that will administer the offering, subject to the approval of the Holders holding a majority of the Registrable Securities in respect of which Registration has been requested.

     (e) Priority in Requested Registrations. If a requested Registration pursuant to this Section 7.01 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of equity securities requested to be included in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such Registration (i) first, Registrable Securities proposed to be registered by Holders thereof, pro rata based on the number of securities proposed to be registered by each such Holder and (ii) second, securities that the Company proposes to issue and sell for its own account and all other securities proposed to be registered by the Holders thereof, pro rata based on the number of securities proposed to be registered by each such Person; provided, however, that if in any such underwritten offering the Company includes in such Registration Statement less than 100% of the Registrable Securities requested to be included therein by any Holder thereof, then such Registration Statement shall not be included as one of the Registrations which the Holders of Registrable Securities are entitled to request pursuant to
Section 7.01(b).

7.02. Incidental Registration.

     (a) If the Company at any time proposes to register any of its equity securities under the Securities Act (other than a Registration (i) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (ii) in connection with an acquisition by the Company of another company, or (iii) pursuant to Section 7.01) in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 7.02(b), give prompt written notice to all Holders of record of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.02, at least 20 days prior to the anticipated filing date of the Registration Statement relating to such Registration. Such notice shall offer all such Holders the opportunity to include in such Registration Statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its reasonable best efforts to effect the Registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof; provided, that (x) if such Registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's Registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 7.02(a) and prior to the Effective Date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such Registration (without prejudice, however, to rights of the Holders of Registrable Securities under Section 7.01). If a Registration pursuant to this
Section 7.02(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such Registration may elect, in writing prior to the Effective Date of the Registration Statement filed in connection with such Registration, not to register such Registrable Securities in connection with such Registration. No Registration effected under this
Section 7.02 shall relieve the Company of its obligations to effect Registrations upon request under Section 7.01 or Section 7.03. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 7.02. However, each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 7.02.

     (b) Priority in Incidental Registrations. If a Registration pursuant to this Section 7.02 involves an underwritten offering and the managing underwriter advises the Company that, in its good faith view, the number of equity securities (including all Registrable Securities) which the Company, the Holders of Registrable Securities and any other persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such Registration (i) first, securities that the Company proposes to issue and sell for its own account, (ii) second, Registrable Securities proposed to be registered by the Holders thereof and the Special Preferred Holders, pro rata based on the number of securities proposed to be registered by each such Person and (iii) third, all other securities proposed to be registered by the Holders thereof, pro rata based on the number of securities proposed to be registered by each such Person.

      7.03. Registrations on Form S-3. In addition to the rights provided the Holders of Registrable Securities in Section 7.01 and Section 7.02, if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of the Initiating Holders, the Company will so notify each Holder of Registrable Securities, including each Holder who has a right to acquire Registrable Securities, and then will, as expeditiously as possible, use its reasonable best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the Holder or Holders shall specify; provided, however, the Company shall not be required to effect a registration pursuant to this Section 7.03 unless the market value of the Registrable Securities to be sold in any such Registration shall be estimated to be at least $5,000,000 at the time of filing such Registration Statement; and further provided that the Company shall not be required to effect more than one Registration under this Section 7.03 during any twelve (12) month period. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 7.03. However, each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 7.03.

7.04. Holdback Agreements.

     (a) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 90 day period which begins on the Effective Date of such Registration Statement (except as part of such Registration) provided that each Holder of Registrable Securities has received written notice of such Registration at least two Business Days prior to the anticipated beginning of the seven day period referred to above.

     (b) If any Registration of Registrable Securities shall be in connection with an underwritten public offering, the Company agrees (i) not to effect any sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Affiliate or the acquisition by the Company or an Affiliate of the Company of the capital stock or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the seven days prior to, and during the 90 day period which begins on, the Effective Date of such Registration Statement (except as part of such Registration) and (ii) that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the Holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144, or any successor provision, under the Securities Act (except as part of such Registration, if permitted).

     7.05. Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Section 7, the Company shall:

     (a) Prepare and file with the Commission within 90 days after receipt of a request for Registration, a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain Effective as provided herein, provided that before filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (x) furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed for said counsel's review and comment and (y) notify each Holder of Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep Effective such Registration Statement for a period of not less than nine months (or one year in the case of a Registration pursuant to Section 7.03) or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174 under the Securities Act, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

     (c) Furnish to each Holder and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as any Holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

     (d) Use its best efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any Holder, and underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.05(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

     (e) Use its best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities.

     (f) Immediately notify each Holder of such Registrable Securities at any time when a disclosure document relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such Holder a supplement or amendment to such disclosure document so that, as thereafter delivered to the offerees of such Registrable Securities, such disclosure document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) Use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange (including NASDAQ) and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.

     (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of a majority of the Registrable Securities being covered by such Registration Statement or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

     (i) Make available for inspection by any Holder of Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its Affiliates' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

     (j) Use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders of a majority in interest of the Registrable Securities being sold reasonably request.

     (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     It shall be a condition precedent to the obligation of the Company to take any action with respect to securities of a Holder of Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

     Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 7.05(f), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 7.05(f) and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the disclosure document covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 7.05(b) shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.05(f) to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended disclosure document contemplated by Section 7.05(f).

7.06. Indemnification.

     (a) Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, each of the Holders of any Registrable Securities covered by such Registration Statement, their respective directors and officers, general partners, limited partners and managing directors, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any such Holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which such Holder, any such director, officer, general or limited partner, managing director, any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state in such Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration. The Company shall reimburse each such Holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder in its capacity as a Holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and, provided further, that the Company shall not be liable to any Holder of Registrable Securities, any person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section with respect to any preliminary disclosure document or the final disclosure document or the final disclosure document as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final disclosure document or of the final disclosure document as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final disclosure document, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

     (b) Indemnification by the Holders of Registrable Securities and Underwriters. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such untrue statement or untrue alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Holder or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders of Registrable Securities, underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by such Holder, provided, however, that no such Holder shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or disclosure document by such Holder.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 7.06, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 7.06 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

     (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the Holders of Registrable Securities and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Holders of Registrable Securities and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing in the disclosure document bears to the initial public offering price appearing therein and the Company and the Holders of Registrable Securities are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Company and the Holders of Registrable Securities, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (x) the relative benefits received by the Company, on the one hand, and the Holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (y) the relative fault of the Company, on the one hand, and the Holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of any other securities included in such offering (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by the Holders of the Registrable Securities with respect to such offering exceeds the purchase price paid to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth in the disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the Holders of Registrable Securities agree that any contribution required to be made by any Holder pursuant to this Section 7.06(e) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by such Holder with respect to such offering. For purposes of this Section, each Person, if any, who controls a Holder of Registrable Securities or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder or underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     7.07. Rule 144. At all times after a public offering of any of the Company's securities, the Company agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time the Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Shares by any Holder of Registrable Securities pursuant to Rule 144 under the Securities Act, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

8. RIGHT OF FIRST OFFER

     8.01. Right of First Offer. Before the Company shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (a) shares of Common Stock, (b) any other equity security of the Company, including without limitation, shares of Preferred Stock, (c) any convertible debt security of the Company including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (d) any security of the Company that is a combination of debt and equity, or (e) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, the Company shall, in each case, first offer to sell such securities (the "Offered Securities") to those Purchasers then holding capital stock of the Company (the "Offerees") as follows: the Company shall offer to sell to each Offeree (x) an amount of the Offered Securities (the "Basic Amount") sufficient to allow each Offeree to maintain a proportional interest in the Company equal to a fraction, (i) the numerator of which is the number of shares of Common Stock (including for the purposes of such calculation the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon conversion or exercise of other securities or options of the Company) then held by such Offeree and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon the conversion or exercise of other securities or options of the Company, determined immediately prior to the issue, sale or exchange of the Offered Securities, and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as applicable to such issuance, sale or exchange of Offered Securities. Such terms and price, and the Offerees' respective Basic Amounts, shall be specified by the Company in writing delivered to the Offerees (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from receipt of the Offer

     8.02. Notice of Acceptance. Notice of each Offeree's intention to accept, in whole or in part, any Offer made pursuant to Section 8.01 shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 30-day period of such offer, setting forth such of the Offeree's Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Offeree who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

     8.03. Conditions to Acceptances and Purchase.

     (a) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the 30-day period set forth in Section 8.01 to sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the "Refused Securities") to any Person or Persons, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

     (b) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Offered Securities (any such sale to be in the manner and on the terms specified in Section 8.03(a) above), then each Offeree shall have the right, but not the obligation, to reduce the number of shares or other units of the Offered Securities specified in its respective Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which such Offeree elected to purchase pursuant to Section
8.02 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with Section 8.01.

     (c) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 8.03(b) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

     8.04. Further Sale. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 8.03 may not be sold or otherwise issued until they are again offered to the Offerees under the procedures specified in Sections 8.01, 8.02 and 8.03.

     8.05. Offer Participation Requirement. The rights of each Offeree under this Section 8 shall not be afforded to such Offeree with respect to any Offer occurring subsequent to any Offer in which such Offeree has failed to purchase its Basic Amount so long as such Offeree shall have been afforded the right to participate in such prior Offer to the extent of its Basic Amount and shall have not waived its right to participate at the request of the Company.

     8.06. Termination and Waiver of Right of First Offer. The rights of the Offerees under this Section 8 shall terminate immediately prior to the effectiveness of the Registration Statement with respect to a Qualified Public Offering, but expressly conditioned on the consummation of a Qualified Public Offering.

     8.07. Exception. The rights of the Offerees under this Section 8 shall not apply to the following: (a) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock; (b) Series A Preferred Stock issued upon any subdivision or combination of shares of Series A Preferred Stock; (c) Special Preferred Stock (Northern California Division) issued upon any subdivision or combination of shares of Special Preferred Stock (Northern California Division); (d) Series B Preferred Stock issued as a dividend to Holders of Series B Preferred Stock or upon any subdivision or combination of Series B Preferred Stock; (e) the Conversion Shares or shares of Common Stock issuable upon conversion of the Special Preferred Stock (Northern California Division); (f) 350,000 shares of Common Stock, or options exercisable therefor, issued or to be issued under the Stock Option Plan and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (g)

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


252,500 shares of Common Stock issuable upon the exercise of the warrants held by the former 14% Subordinated Debenture Holders and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (h) 500,000 shares of Common Stock issuable upon the exercise of the warrants held or which may be obtained by Superior Bank FSB and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (i) 33,333 shares of Common Stock issuable upon the conversion of the 12% Subordinated Debentures and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (j) 25,000 shares of Common Stock issuable upon the exercise of the Buscema Options and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (k) 109,728 shares of Common Stock issuable upon exercise of the warrants held by George A. Naddaff (other than as a former 14% Subordinated Debenture Holder) and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (l) 25,000 shares of Common Stock issuable upon the exercise of the Schindler Options any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; (m) 28,242 shares of Common Stock issuable upon the exercise of the Raymond James Warrants and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock; and (n) 22,727 shares of Common Stock issuable to George A. Naddaff as compensation for services performed pursuant to the Letter Agreement, dated November 16, 1995 between George A. Naddaff and the Company.

9.       DEFINITIONS AND ACCOUNTING TERMS

         9.01. Certain Defined Terms. As used in this Agreement, the following terms Shall have the following meanings:

         "12% Subordinated Debenture Holders" shall mean any holder of the 12% Subordinated Debentures.

         "12% Subordinated Debentures" shall mean the 12% Convertible Subordinated Debentures issued by the Company, maturing on May 1, 1999.

         "14% Subordinated Debenture Holders" shall mean any holder of the 14% Subordinated Debentures.

         "14% Subordinated Debentures" shall mean the 14% Subordinated Debentures, issued by the Company maturing on September 30, 1997.

         "Affiliate" shall mean any employee, consultant, officer or director of the Company or any Subsidiary or Holder of five percent (5%) or more of any class of capital stock of the Company or any Subsidiary, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families.

     "Agreement" shall mean this Series B Preferred Stock Purchase Agreement, including all amendments, modifications or supplements thereto.

     "Applicable Conversion Value" shall have the meaning assigned to such term in the Articles of Amendment.

     "Articles of Amendment" shall have the meaning assigned to such term in
Section 4.07.

     "Articles of Incorporation" shall mean the Articles of Incorporation of the Company, including all amendments, modifications or supplements thereto.

     "Available Undersubscription Amount" shall have the meaning assigned to such term in Section 8.02.

     "Basic Amount" shall have the meaning assigned to such term in Section
8.01.

     "Board of Directors" shall mean the board of directors of the Company as constituted from time to time.

     "Buscema Options" shall have the meaning assigned to such term in Section 2.03.

     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the States of New York and Florida are authorized by law or executive order to close.

     "Business Plan" shall mean, collectively, the Investment Memorandum dated February, 1996 and the Three Year Forecast for FY1996, 1997 and 1998 dated February 16, 1996.

     "Bylaws" shall have the meaning assigned to such term in Section 4.08.

     "Canaan Funds" shall mean each of Canaan Capital Limited Partnership, a Delaware limited partnership, and Canaan Capital Offshore Limited Partnership, C.V., a Netherlands Antilles limited partnership, or their successors and assigns.

     "CFR" shall mean the United States Code of Federal Regulations.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

     "Common Stock" shall mean (a) the Company's Common Stock, $.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Articles of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

     "Controlled Business Arrangement" shall mean any joint venture or similar agreement or arrangement between the Company and any other Person pursuant to which the Company provides technical support, financing or other assistance to such arrangement.

     "Conversion Shares" shall have the meaning assigned to such term in Section 1.02.

     "Demand Registration" shall have the meaning assigned to such term in
Section 7.01(a).

     "Disadvantageous Condition" shall have the meaning assigned to such term in
Section 7.01(a).

     "Dominion" shall mean Dominion Fund III, a California limited partnership, or their successors and assigns.

     "Effective" shall mean that all requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has officially approved the public distribution or circulation of the Registration Statement in connection with a public offering of Registrable Securities.

     "Effective Date" shall mean the date on which a Registration Statement is declared to be Effective.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

     "Existing Subordinated Indebtedness" shall mean the Indebtedness of the Company identified as such on Schedule 2.08 and as in effect on the Funding Date.

     "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     "Founders" shall mean Werner Capital Corporation, Paula Ann Levine, Jennifer Lyn Levine, Sheri Beth Levine, Alfons Van Wijk, Stephen I. Bloom, Chris Anderson, Harvey Birdman, Harris C. Friedman, Marjorie Friedman, Kenneth A. Friedman and Nona R. Friedman.

     "Funding" shall have the meaning assigned to such term in Section 1.03.

     "Funding Date" shall have the meaning assigned to such term in Section
1.03.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 2.06 (except for changes concurred in by the independent public accountants to the Company and the Subsidiaries).

     "Holder" shall mean any Purchaser owning Registrable Securities to whom rights of a Holder under Section 7 of this Agreement have been transferred in accordance with Section 11.05.

     "Indebtedness" shall mean (a) any liability for borrowed money or evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and
(c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

     "Indemnified party" shall have the meaning given such term in Section
10.02.

     "Independent Division" shall mean any division of the Company or any Subsidiary which is organized or operated pursuant to an agreement with any other

Person or Persons which grants such Person or Persons an ownership interest in or other claim to the assets, revenue or value of such Division.

     "Initial Public Offering" shall mean the first offering for sale of Common Stock for the account of the Company or for the account of any holder of securities that has Registration Rights pursuant to an Effective Registration Statement.

     "Initiating Holders" shall have the meaning given such term in Section 7.01(a).

     "Inspectors" shall have the meaning given such term in Section 7.05(i).

     "Interim Series B Holder" shall mean any holder of then outstanding shares of Interim Series B Preferred Stock.

     "Interim Series B Preferred Stock" shall mean the Shares of Preferred Stock designated Interim Series B Preferred Stock.

     "Key Employee" shall mean and includes the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any executive officer of the Company or any Subsidiary with policy-making functions including, without limitation, the head of each Subsidiary, or any other individual so designated by the Board of Directors, and in any event shall be deemed to include Seth S. Werner, Harris C. Friedman, John Buscema and John E. Tomko.

     "Margin Stock" means "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect.

     "Mason-McDuffie" shall mean Mason-McDuffie Real Estate, Inc., a California corporation.

     "Mason-McDuffie Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of March 15, 1996 between the Company and Mason-McDuffie.

     "Material Adverse Effect" shall mean any material adverse effect on (a) the business, profits, properties or condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under the Agreement or any Related Agreement and (c) the binding nature, validity or enforceability of this Agreement or any Related Agreement, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of the Company or any Subsidiary or the occurrence of any event or the existence of any fact or condition in respect of the Company or any Subsidiary or any of their respective properties.

         "Merger" shall mean the merger of WAM with and into the Company pursuant to the terms of the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 15, 1996 among the Company, WAM and Mason-McDuffie, including all schedules, exhibits, annexes and amendments thereto, all waivers relating thereto and all other side letter agreements affecting the terms thereof.

         "Merger Documents" shall mean, collectively, (a) the Merger Agreement,
(b) the Articles of Amendment creating the Special Preferred Stock (Northern California Division), (c) the Unsecured Indemnity Agreement dated as of March 15, 1996 between the Company and Mason-McDuffie, (d) the Trademark License Agreement dated as of March 15, 1996 between the Company and Mason-McDuffie, (e) the Rental and Services Agreement dated as of March 15, 1996 between the Company and Mason-McDuffie, (f) the Mason-McDuffie Registration Rights Agreement, (g) the Articles of Merger of the Company and (h) each of the other agreements and instruments to be executed pursuant to the terms of each such Merger Document.

         "Multiemployer Plan" shall have the meaning given such term is Section 2.13.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

         "Noncompetition Agreement" shall have the meaning assigned to such term in Section 4.12.

         "Notice of Acceptance" shall have the meaning assigned to that term in
Section 8.02.

         "Offer" shall have the meaning assigned to such term in Section 8.01.

         "Offered Securities" shall have the meaning assigned to such term in
Section 8.01.

         "Offerees" shall have the meaning assigned to such term in Section
8.01.

         "Person" shall mean an individual, corporation, partnership, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plans" shall have the meaning assigned to such term in Section 2.13.

         "PORTAL" shall have the meaning assigned to such term in Section 5.13.

     "Preferred Shares" shall have the meaning assigned to such term in Section 1.01.

     "Preferred Stock" shall have the meaning assigned to such term in Section 1.01.

     "Proprietary Rights" means all of the following along with all income, royalties, damages and payments thereon (including damages and payments for past or future infringements or misappropriations thereof), the rights to sue and recover for past infringements and misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations, renewals and applications for registration thereof, together with the goodwill associated therewith; (iii) copyrights and copyrightable works and registrations, renewals and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software (including all databases, data and documentation); (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights; and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Purchaser" shall have the meaning assigned to such term in Section 1.01 and shall include the original Purchaser and any Holder of the Shares.

     "Qualified Public Offering" shall mean a fully underwritten, firm commitment public offering pursuant to an Effective Registration Statement filed under the Securities Act of 1933, as amended, covering the offer and sale by the Company of shares of its Common Stock in which the aggregate price paid by the public for such shares shall equal or exceed $20,000,000 and in which the price per share of Common Stock to the public equals or exceeds 300% of the then Applicable Conversion Value applicable to the Series B Preferred Stock.

     "Raymond James Warrants" shall have the meaning assigned to that term in
Section 2.03.

     "Records" shall have the meaning assigned to that term in Section 7.05(i).

     "Refused Securities" shall have the meaning assigned to that term in
Section 8.03(a).

     "Stock Option Plan" shall mean any qualified or non-qualified incentive stock option plan of the Company which is adopted by the Board of Directors, including all amendments, supplements or modifications thereto.

     "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

     "Superior Bank Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of April 28, 1995 between the Company and Superior Bank FSB, including all schedules, exhibits, annexes and amendments thereto, all waivers relating thereto and all other side letter agreements affecting the terms thereof.

     "Undersubscription Amount" shall have the meaning assigned to such term in
Section 8.01.

     "Voting Agreement" shall have the meaning assigned to such term in Section 4.11.

     "WAM" shall mean Western America Mortgage, a California corporation.

     "Warehouse Lines of Credit" shall mean collectively the lines of credit of the Company with (i) Residential Funding Corporation pursuant to that certain Warehousing Credit and Security Agreement dated as of April 8, 1994, as amended by that certain First Amendment to Warehousing Credit and Security Agreement and as further amended by that certain Second Amendment to Warehousing Credit and Security Agreement dated as of October 26, 1995, and (ii) Superior Bank FSB pursuant to that certain Master Purchase Agreement dated as of August 14, 1995.

     9.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, and all financial data submitted pursuant to this Agreement, unless otherwise specified, shall be prepared in accordance with GAAP.

10.  INDEMNIFICATION

     10.01. General Indemnity. The Company agrees to indemnify and save harmless the Purchasers and their respective directors, officers, affiliates, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or in any of the Related Agreements. Each Purchaser severally but not jointly agrees to indemnify and save harmless the Company and its directors, officers, affiliates, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by any such Person as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

         10.02. Indemnification Procedure. Any party entitled to indemnification under this Section 10 (an "indemnified party") will give written notice to the indemnifying party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In any action, proceeding or claim which is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party exists in respect of such action, proceeding or claim, to assume the defense thereof, with counsel reasonable satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim(or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action, proceeding or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action, proceeding or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action, proceeding or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. Anything in the Section 10 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgement in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim. The indemnification required by this Section 10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

11.  MISCELLANEOUS

     11.01. No Waiver: Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     11.02. Amendments. Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement or any Related Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the Holders of at least a majority of the then outstanding Shares determined on an "as if converted" basis), and (b) shall deliver copies of such consent in writing to any Holders who did not execute such consent; provided, that no consents shall be effective to reduce the percentage in interest of the Shares the consent of the Holders of which is required under this Section 11.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     11.03. Addresses for Notices. Any notice, demand, request, waiver or other communication under this Agreement or any Related Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            To the Company:  First Mortgage Network, Inc.
                             150 S. Pine Island Road, Suite 500
                             Plantation, Florida 33324
                             Attention: Seth S. Werner

                  With a copy to:       Foley & Lardner
                                        200 Laura Street
                                        Jacksonville, FL  32202
                                        Attention:  Luther F. Sadler, Esq.

                  To any Purchaser:     At its address specified on Schedule
                                        1.01 hereto

                  With a copy to:       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                        Goodwin Square
                                        225 Asylum Street
                                        Hartford, Connecticut  06103
                                        Attn:  Edward A. Reilly, Jr., Esq.

A party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         11.04. Costs, Expenses, and Taxes. As a condition precedent to the Funding, the Company agrees to pay at the Funding in connection with the preparation, execution and delivery of the Agreement and the Related Agreements and the issuance of the Preferred Shares at the Closing, the reasonable fees and other out-of-pocket expenses of Messrs. LeBoeuf, Lamb, Greene & MacRae, L.L.P., which shall not exceed $40,000.00 and the reasonable fees and out-of-pocket expenses of Messrs. Wilson, Sonsini, Goodrich & Rosati, which shall not exceed $10,000. In addition, the Company shall pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants, consultants and other outside experts retained by the Purchasers in connection with any amendment or waiver to this Agreement or any Related Agreement or the successful enforcement of this Agreement or any Related Agreement by the Purchasers. In addition, the Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of the Agreement, the issuance of the Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         11.05. Binding Effect; Assignment. This Agreement and each Related Agreement to which it is a party shall be binding upon and inure to the benefit of each of the Company and the Purchasers and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Holders of at least a majority of the then outstanding Shares (determined on an "as if converted" basis.)

     11.06. Survival of Representations and Warranties. All representations and warranties made in this Agreement, each Related Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

     1 1.07. Prior Agreements. This Agreement, each Related Agreement, the terms of the Series B Preferred Stock, and the other agreements executed and delivered herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

     11.08. Severability. The provisions of this Agreement, each Related Agreement and the terms of the Series B Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, any Related Agreement or the terms of the Series B Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, any Related Agreement or the terms of the Series B Preferred Stock; but this Agreement, each Related Agreement and the terms of the Series B Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     11.09. Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (a) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any Preferred Shares or Conversion Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 11.09, (c) to any entity controlling, controlled by or under common control with such Purchaser, or to any partner or stockholder of a Purchaser which is a partnership or corporation, or (d) as required by applicable law.

     11.10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

     11.11. Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     11.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     11.13. Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, each Related Agreement and the Shares.

     11.14. Waiver. At any time prior to the Funding Date, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

     11.15. Specific Enforcement. Each of the Purchasers and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement and each Related Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, each Related Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                            FIRST MORTGAGE NETWORK, INC.

                                            By: /s/ Seth Werner
                                                ------------------------
                                                Name:  Seth Werner
                                                Title: Chairman & CEO


         [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                            PURCHASERS:

                                            CANAAN CAPITAL LIMITED PARTNERSHIP

                                            By: Canaan Capital Management L.P.

                                            By: Canaan Capital Partners L.P.

                                            By: /s/
                                                -------------------------------
                                                General Partner


                                            CANAAN CAPITAL OFFSHORE LIMITED
                                            PARTNERSHIP C.V.

                                            By: Canaan Capital Management L.P.

                                            By: Canaan Capital Partners L.P.

                                            By: /s/
                                                -------------------------------
                                                General Partner


                                            DOMINION VENTURES, INC.

                                            By: /s/ Michael K. Lee
                                                -------------------------------
                                                Name: Michael K. Lee
                                                Title: Managing General Partner


         [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

PURSUANT TO THE PROVISIONS OF SUBSECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN PURCHASES ARE MADE BY FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, THE PURCHASE OF A SECURITY BY A FLORIDA RESIDENT IS VOIDABLE AT THE PURCHASER'S OPTION FOR A PERIOD OF THREE DAYS AFTER THE FIRST TENDER (PAYMENT) OR CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER AND THE PURCHASER MAY EXERCISE THIS RIGHT TO REVOKE AND RESCIND HIS OR HER PURCHASE OF SHARES BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY DURING SUCH PERIOD.


                                            -----------------------------------
                                            Harvey Birdman


                                            -----------------------------------
                                            Diane Birdman


                                            /s/ Abby Kaplan
                                            -----------------------------------
                                            Abby Kaplan


                                            /s/ Alyne Kaplan
                                            -----------------------------------
                                            Alyne Kaplan


                                            CITYSCAPE FINANCIAL CORP.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            DAVID SHAPIRO PROFIT SHARING TRUST
                                            DATED DECEMBER 9, 1983


                                            By: /s/ David Shapiro
                                                -------------------------------
                                                Name: David Shapiro
                                                Title:

                                            /s/ Steven V. Gurland
                                            -----------------------------------
                                            Steven V. Gurland


        [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

PURSUANT TO THE PROVISIONS OF SUBSECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN PURCHASES ARE MADE BY FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, THE PURCHASE OF A SECURITY BY A FLORIDA RESIDENT IS VOIDABLE AT THE PURCHASER'S OPTION FOR A PERIOD OF THREE DAYS AFTER THE FIRST TENDER (PAYMENT) OR CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER AND THE PURCHASER MAY EXERCISE THIS RIGHT TO REVOKE AND RESCIND HIS OR HER PURCHASE OF SHARES BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY DURING SUCH PERIOD.

                                            /s/ Thomas James c
                                            -----------------------------------
                                            Thomas James Thomas Trustee
                                            UA DTD 12/30/76
                                            MB for Thomas A. James

                                            /s/ Alan H. Potamkin
                                            -----------------------------------
                                            Alan H. Potamkin


                                            SEGAL FAMILY PARTNERS, LTD.

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                            /s/ George A. Naddaff
                                            -----------------------------------
                                            George A. Naddaff

                                            /s/ Lawrence O. Turner
                                            -----------------------------------
                                            Lawrence O. Turner

                                            /s/ Roberta B. Turner
                                            -----------------------------------
                                            Roberta B. Turner

                                            /s/ Barry Goodman
                                            -----------------------------------
                                            Barry Goodman

                                            /s/ Wendy Goodman
                                            -----------------------------------
                                            Wendy Goodman

                                            /s/ Preston H. Haskell
                                            -----------------------------------
                                            Preston H. Haskell


        [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                            MEGO FINANCIAL CORP.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            THE HAMILTON COMPANIES, LLC

                                            By: /s/
                                                -------------------------------
                                                Name:
                                                Title: Manager


PURSUANT TO THE PROVISIONS OF SUBSECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHEN PURCHASES ARE MADE BY FIVE OR MORE PERSONS IN THE STATE OF FLORIDA, THE PURCHASE OF A SECURITY BY A FLORIDA RESIDENT IS VOIDABLE AT THE PURCHASER'S OPTION FOR A PERIOD OF THREE DAYS AFTER THE FIRST TENDER (PAYMENT) OR CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER AND THE PURCHASER MAY EXERCISE THIS RIGHT TO REVOKE AND RESCIND HIS OR HER PURCHASE OF SHARES BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY DURING SUCH PERIOD.


        [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                                                       Ex-4.7(a)


        FIRST AMENDMENT TO SERIES B PURCHASE AGREEMENT (this "Amendment"), dated as of August 31, 1997, by and among First Mortgage Network, Inc., a Florida corporation (the "Company"); each of the persons listed as "Original Purchasers" on the signature pages to this Agreement (individually an "Original Purchaser" and collectively the "Original Purchasers"); and Canaan Ventures II Limited Partnership, Canaan Ventures II Offshore C.V. and Canaan Equity L.P. (the "New Purchasers")

        WHEREAS, the Company, and each of the Original Purchasers are parties to that certain Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996 (the "Series B Purchase Agreement"); and

        WHEREAS, pursuant to the Series B Purchase Agreement, the Original Purchasers (as parties thereto) are granted certain rights, including, without limitation, (a) the right to require the Company to register certain securities of the Company held by them under the Securities Act, and (b) certain preemptive rights to purchase a sufficient number of shares in certain equity issuances by the Company to maintain their proportionate share in the Company; and

        WHEREAS, (a) the New Purchasers have acquired shares of Series C Preferred Stock, $.01 par value of the Company (the "Series C Preferred Stock"), pursuant to those certain Agreements for Purchase and Sale effective as of December 24, 1996, December 31, 1996 and June 30, 1997, respectively, and (b) pursuant to that certain $1,500,000 Note Purchase Agreement, dated as of August 31, 1997, by and among the Company and the purchasers named therein, certain of the New Purchasers will be acquiring (i) 12% Senior Subordinated Convertible Notes of the Company which are convertible into shares of Series C Preferred Stock and (ii) Warrants to purchase shares of Common Stock, of the Company; and

        WHEREAS, the New Purchasers are affiliates of certain of the Original Purchasers; and

        WHEREAS, the parties desire to amend the Series B Purchase Agreement in order to grant the New Purchasers the same rights under the Series B Purchase Agreement with respect to the securities of the Company owned or acquired by them as they would have had if they were original parties to such Agreement.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. The Series B Purchase Agreement is hereby amended as follows:

     (a) Canaan Equity L.P., Canaan Ventures II Limited Partnership and Canaan Venture II Offshore C.V. are hereby added as parties to the Agreement.

     (b) The definition of the term "Purchaser" under the Series B Purchase Agreement is hereby amended to also include any affiliate of a Purchaser which acquires any shares of capital stock of the Company, including shares of Common Stock issuable upon the conversion of other securities or the exercise of options or warrants acquired by such Person.

     2. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Series B Purchase Agreement.

     3. Severability. If any provisions of this Amendment shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and this Amendment shall be reformed and construed to the maximum extent possible in accordance with the essential purposes and intent of this Amendment.

     4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

     5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     6. Continuance of Terms of Series B Purchase Agreement. Except as provided herein, the Series B Purchase Agreement, and each and every term thereof, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                              FIRST MORTGAGE NETWORK, INC.

                              By: /s/ Seth Werner
                                  ---------------------------------------
                                  Name: Seth Werner
                                  Title: Chairman and CEO

                              ORIGINAL PURCHASERS:

                              CANAAN CAPITAL LIMITED PARTNERSHIP

                              By:  Canaan Capital Management L.P.

                              By:  Canaan Capital Partners L.P.


                              By: /s/
                                  ---------------------------------------
                                  General Partner


                              CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP C.V.

                              By: Canaan Capital Management L.P.

                              By: Canaan Capital Partners L.P.


                              By: /s/
                                  ---------------------------------------
                                  General Partner







                       [SIGNATURE PAGE TO FIRST AMENDMENT
                        TO SERIES B PURCHASE AGREEMENT]

                              DOMINION FUND III

                              By:  Dominion Partners III, Its General Partner



                              By: /s/
                                  ---------------------------------------
                                  General Partner




                              -------------------------------------------
                              Thomas A. James Trustee UA DTD 12/30/76
                              MB for Thomas A. James



                              -------------------------------------------
                              Alan H. Potamkin


                              SEGAL FAMILY PARTNERS, LTD.


                              By:
                                  ---------------------------------------
                                  Name:
                                  Title:



                              -------------------------------------------
                              George A. Naddaff




                              -------------------------------------------
                              Lawrence O. Turner




                              -------------------------------------------
                              Roberta B. Turner




                              -------------------------------------------
                              Barry Goodman



                       [SIGNATURE PAGE TO FIRST AMENDMENT
                        TO SERIES B PURCHASE AGREEMENT]

                              --------------------------------------------------
                              Harvey Birdman




                              --------------------------------------------------
                              Diane Birdman




                              --------------------------------------------------
                              Steven V. Gurland





                              NEW PURCHASERS:


                              CANAAN EQUITY L.P.


                              By: Canaan Equity Partners L.L.C.


                              By: /s/
                                  ----------------------------------------------
                                  Manager/Member





                              CANAAN VENTURES II LIMITED PARTNERSHIP


                              By: Canaan Venture Partners II L.P.


                              By:  /s/
                                  ----------------------------------------------
                                  General Partner




                       [SIGNATURE PAGE TO FIRST AMENDMENT
                        TO SERIES B PURCHASE AGREEMENT]

                              CANAAN VENTURES II OFFSHORE C.V.


                              By:  Canaan Venture Partners II L.P.


                              By:  /s/
                                   ---------------------------------------------
                                   General Partner



                       [SIGNATURE PAGE TO FIRST AMENDMENT
                        TO SERIES B PURCHASE AGREEMENT]

                                                                       Ex-4.7(b)


                SECOND AMENDMENT TO SERIES B PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of January 28, 1998, by and among First Mortgage Network, Inc., a Florida corporation (the "Corporation"), and each of the persons listed as "Purchasers" on the signature pages to this Amendment (individually a "Purchaser" and collectively the "Purchasers ").

     WHEREAS, the Corporation and certain of the Purchasers are parties to that Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, as amended by the First Amendment to Series B Purchase Agreement dated as of August 31, 1997 (the "Series B Agreement"); and

     WHEREAS, the corporation is negotiating the terms of a proposed merger (the "Merger") with RM Holdings, Inc. ("RMH"), pursuant to which Kyle E. Meyer, John
T. Rodgers and Andrew Heller, as shareholders of RMH, will receive shares of the Corporation's common stock; and

     WHEREAS, the parties hereto desire to amend the Series B Agreement, effective upon consummation of the Merger, to add as additional parties to the Series B Agreement, solely for purposes of providing Kyle E. Meyer, John T. Rodgers and Andrew Heller registration rights with respect to shares of the Company held by them;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. Upon consummation of the Merger, the Series B Agreement is hereby amended as follows:


          a. Kyle E. Meyer, John T. Rodgers and Andrew Heller are added as parries to the Series B Agreement as "Purchasers" and "Holders," but solely for purposes of Article 7 of the Series B Agreement, including, but not limited to, terms defined elsewhere that are used in Article 7;

          b. Section 11.03 of the Series B Agreement is amended by adding the following names to the end thereof:

          To: Kyle E. Meyer

                              7421 Dunquin Court
                              Clifton, VA 20124
                              Telephone: 703-631-6096
                              Facsimile: 703-968-3540

          To: John T. Rodgers
                              6323 Colchester Road
                              Fairfax Station, VA 22039
                              Telephone: 703-449-9221
                              Facsimile: 703-352-0199

          To: Andrew Heller
                              8500 Leesburg Pike
                              Vienna, VA 22182-2409
                              Telephone: 703-761-9400
                              Facsimile: 703-761-9474

          With a copy to:     Brett Dixon, Esq.
                              Finn Dixon & Herling LLP
                              One Landmark Square
                              Stamford, CT 06901
                              Telephone: 203-325-5000
                              Facsimile: 203-325-5777

     2. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Series B Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to choice of law provisions.

     4. Continuance of Terms of Series B Agreement. Except as provided herein, the Series B Agreement, and each and every term thereof, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.


                              FIRST MORTGAGE NETWORK, INC.

                              By: /s/ Seth S. Werner
                                  -------------------------------------------
                                  Seth S. Werner, Chief Executive Officer


PURCHASERS:

                              CANAAN CAPITAL LIMITED PARTNERSHIP

                              By:  Canaan Capital Management L.P.
                              By:  Canaan Capital Partners L.P.


                              By: /s/
                                  ---------------------------------------
                                  General Partner


                              CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP C.V.

                              By: Canaan Capital Management L.P.
                              By: Canaan Capital Partners L.P.


                              By: /s/
                                  ---------------------------------------
                                  General Partner


                              CANAAN EQUITY, L.P.


                              By: Canaan Equity Partners L.L.C.


                              By: /s/
                                  ---------------------------------------
                              Name:  Stephen L. Green
                                    -------------------------------------
                              Title:  Member/Manager
                                     ------------------------------------

                              DOMINION FUND III

                              By:  Dominion Partners III, Its General Partner



                              By: /s/ Michael Lee
                                  ---------------------------------------
                              Name:   Michael K. Lee
                                    -------------------------------------
                              Title: Managing General Partner
                                     ------------------------------------





                              -------------------------------------------
                              HARVEY BIRDMAN



                              -------------------------------------------
                              DIANE BIRDMAN



                              -------------------------------------------
                              STEVEN V. GURLAND



                              -------------------------------------------
                              ALAN H. POTAMPKIN


                              SEGAL FAMILY PARTNERS, LTD.


                              By:
                                  ---------------------------------------
                              Name:
                                    -------------------------------------
                              Title:
                                     ------------------------------------


                              -------------------------------------------
                              LAWRENCE O. TURNER




                              -------------------------------------------
                              ROBERTA B. TURNER

                              THOMAS A. JAMES TRUSTEE UA
                              DTD 12/30/76 MB FOR THOMAS A. JAMES


                              By:
                                  --------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                     -----------------------------------------


                              /s/ Kyle E. Meyer
                              ------------------------------------------------
                              Kyle E. Meyer (for purposes of Article 7, the
                               definitions of terms referred to therein, and
                               Section 11.03 only)



                              /s/ John T. Rodgers
                              ------------------------------------------------
                              John T. Rodgers (for purposes of Article 7, the
                               definitions of terms referred to therein, and
                               Section 11.03 only)


                              /s/ Andrew Heller
                              ------------------------------------------------
                              Andrew Heller (for purposes of Article 7, the
                               definitions of terms referred to therein, and
                               Section 11.03 only)

                                                                      Ex- 4.7(c)


                 THIRD AMENDMENT TO SERIES B PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of May 29, 1998, by and among First Mortgage Network, Inc., a Florida corporation (the "Corporation"), and each of the persons listed as "Purchasers" on the signature pages to this Amendment (individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Corporation and certain of the Purchasers are parties to that Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, as amended by the First Amendment to Series B Purchase Agreement dated as of August 31, 1997 and the Second Amendment to Series B Purchase Agreement dated as of January 28, 1998 (the "Series B Agreement"); and

     WHEREAS, the Corporation is negotiating the terms of a proposed Series D Preferred Stock Purchase Agreement ("Series D Agreement"), pursuant to which certain Purchasers will purchase shares of the Corporation's newly established Series D Preferred Stock ("Series D Preferred Stock"), whether for cash or in conversion of or in exchange for the Corporation's 12% Senior Subordinated Convertible Notes due January 31, 2003 and the Corporation's 12% Convertible Subordinated Debentures due May 1, 1999; and

     WHEREAS, the parties hereto desire to amend the Series B Agreement upon issuance of Series D Preferred Stock ("Closing") to add the Purchasers acquiring Series D Preferred Stock as additional parties to the Series B Agreement solely for purposes of providing them with registration rights with respect to shares of the Company held by them and rights of first offer on subsequent issuances of securities by the Corporation;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. Effective upon the Closing, the Series B Agreement is hereby amended as follows:

          (a) Purchasers acquiring Series D Preferred Stock are added as parties to the Series B Agreement as "Purchasers" and as "Holders," but solely for purposes of Article 7, Article 8 and Section 11.05 of the Series B Agreement, including, but not limited to, terms defined elsewhere that are used in Article 7, Article 8 and Section 11.05; and

          (b) Section 11.03 of the Series B Agreement is amended by adding the following names to the end thereof:

          To: Intuit Inc.

                              Attention: Mr. Nand Gangwani
                              2550 Garcia Avenue
                              Mountain View, California 94039
                              Telephone: 650/944-2736
                              Facsimile: 650/944-3500

          With a copy to:

                              Robert V.W. Zipp, Esquire
                              Venture Law Group
                              2800 Sand Hill Road
                              Menlo Park, California 94025
                              Telephone: 650/854-4488
                              Facsimile: 650/233-8386

          To:

                              Stephen L. Green
                              Canaan Partners
                              105 Rowayton Avenue
                              Rowayton, Connecticut 06853
                              Telephone: 203/855-0400
                              Facsimile: 203/854-9117

                              Deepak Kamra
                              Canaan Partners
                              2884 Sand Hill Road, Suite 115
                              Menlo Park, California 94025
                              Telephone: 650/854-8092
                              Facsimile: 650/854-8127

                              Gregory Kopchinsky
                              Canaan Partners
                              105 Rowayton Avenue
                              Rowayton, Connecticut 06853
                              Telephone: 203/855-0400
                              Facsimile: 203/854-9117

                              Michael Lee
                              Dominion Ventures, Inc.
                              44 Montgomery Street, Suite 4200
                              San Francisco, California 94104
                              Telephone: 415/362-4890
                              Facsimile: 415/394-5710

                              Geoffrey Woolley
                              Dominion Ventures, Inc.
                              44 Montgomery Street, Suite 4200
                              San Francisco, California 94104
                              Telephone: 415/362~4890
                              Facsimile: 415/394-5710

                              Kendall Cooper
                              Dominion Ventures, Inc.
                              44 Montgomery Street, Suite 4200
                              San Francisco, California 94104
                              Telephone: 415/362-4890
                              Facsimile: 415/394-5710

                              Randy Werner
                              Dominion Ventures, Inc.
                              44 Montgomery Street, Suite 4200
                              San Francisco, California 94104
                              Telephone: 415/362-4890
                              Facsimile: 415/394-5710

     2. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Series B Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to choice of law provisions.

     4. Continuance of Terms of Series B Agreement. Except as provided herein, the Series B Agreement, and each and every term thereof, shall continue in full force and effect.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                              FIRST MORTGAGE NETWORK, INC.

                              By: /s/ Seth S. Werner
                                  ---------------------------------------
                                  Seth S. Werner, Chairman and
                                  Chief Executive Officer

SERIES B AND C PURCHASERS:


                              CANAAN CAPITAL LIMITED PARTNERSHIP

                              By:  Canaan Capital Management, L.P.
                              By:  Canaan Capital Partners L.P.


                              By: /s/ Stephen L. Green
                                  ---------------------------------------
                                  General Partner


                              CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP C.V.

                              By: Canaan Capital Management, L.P.
                              By: Canaan Capital Partners L.P.


                              By: /s/ Stephen L. Green
                                  ---------------------------------------
                                  General Partner



                              CANAAN EQUITY, L.P.


                              By: Canaan Equity Partners L.L.C.


                              By:  /s/ Stephen L. Green
                                   --------------------------------------
                              Name: Stephen L. Green
                                    -------------------------------------
                              Title: Member/Manager
                                     ------------------------------------

[SIGNATURE PAGES TO:
THIRD AMENDMENT TO SERIES
B PURCHASE AGREEMENT]

                              CANAAN VENTURES II LIMITED PARTNERSHIP


                              By: Canaan Venture Partners II, L.P.



                              By: /s/ Stephen L. Green
                                  ---------------------------------------
                              Name:  Stephen L. Green
                                    -------------------------------------
                              Title: General Partner
                                     ------------------------------------



                              CANAAN VENTURES II OFFSHORE C.V.


                              By:  Canaan Venture Partners, II L.P.



                              By: /s/ Stephen L. Green
                                  ---------------------------------------
                              Name:  Stephen L. Green
                                    -------------------------------------
                              Title: General Partner
                                     ------------------------------------



                              DOMINION FUND III

                              By:  Dominion Partners III, Its General Partner




                              By: /s/ Michael K. Lee
                                  ---------------------------------------
                              Name:  Michael K. Lee
                                    -------------------------------------
                              Title: Managing General Partner
                                     ------------------------------------






                              -------------------------------------------
                              HARVEY BIRDMAN



                              -------------------------------------------
                              DIANE BIRDMAN



                              -------------------------------------------
                              STEVEN V. GURLAND



                              -------------------------------------------
                              ALAN H. POTAMKIN




[SIGNATURE PAGES TO:
THIRD AMENDMENT TO SERIES
B PURCHASE AGREEMENT]

                              SEGAL FAMILY PARTNERS, LTD.


                              By:
                                  ---------------------------------------
                              Name:
                                    -------------------------------------
                              Title:
                                     ------------------------------------


                              -------------------------------------------
                              LAWRENCE O. TURNER




                              -------------------------------------------
                              ROBERTA B. TURNER



                              THOMAS A. JAMES TRUSTEE UA
                              DTD 12/30/76 MB FOR THOMAS A. JAMES


                              By:
                                  --------------------------------------------
                              Name:
                                    ------------------------------------------
                              Title:
                                     -----------------------------------------


SERIES D PURCHASERS (for purposes
of Article 7, Article 8, and Section 11.05 and the definitions of terms referred to therein, and Section 11.03 of the Series B
Agreement only):



                              INTUIT INC.


                              By  /s/
                                  --------------------------------------------
                                       Its  SVP
                                           -------------------



                              CANAAN EQUITY, L.P.


                              By:  Canaan Equity Partners L.L.C., its
                                   General Partner


                              By: /s/ Stephen L. Green
                                  --------------------------------------------
                              Name:  Stephen L. Green
                                    ------------------------------------------
                              Title:  Member/Manager
                                     -----------------------------------------



[SIGNATURE PAGES TO:
THIRD AMENDMENT TO SERIES
B PURCHASE AGREEMENT]

                                            DOMINION FUND III

                                            By: Dominion Partners III, its
                                                General Partner,

                                            By: /s/ Michael K. Lee
                                                -------------------------------
                                            Name:  Michael K. Lee
                                                   ----------------------------
                                            Title: Managing General Partner
                                                   ----------------------------

                                            /s/ Stephen L. Green
                                            -----------------------------------
                                            STEPHEN L. GREEN

                                            /s/ Deepak Kamra
                                            -----------------------------------
                                            DEEPAK KAMRA

                                            /s/ Gregory Kopchinsky
                                            -----------------------------------
                                            GREGORY KOPCHINSKY


                                            -----------------------------------
                                            MICHAEL LEE

                                            /s/ Geoffrey Woolley
                                            -----------------------------------
                                            GEOFFREY WOOLLEY

                                            /s/ Kendall Cooper
                                            -----------------------------------
                                            KENDALL COOPER

                                            /s/ Randy Werner
                                            -----------------------------------
                                            RANDY WERNER


SUBORDINATED DEBENTURE HOLDERS:
                                            MERRILL LYNCH PIERCE FENNER &
                                            SMITH, AS CUSTODIAN FOR STEVEN
                                            A. WERBER ROLLOVER IRA

                                            By /s/
                                            -----------------------------------
                                               Its Fiancial Consultant
                                                   ----------------------------
                                                   Vice President

                                            /s/ BRIAN GENSON
                                            -----------------------------------
                                            BRIAN GENSON


[SIGNATURE PAGES TO:
THIRD AMENDMENT TO SERIES]

                                            /s/ John R. Squitero
                                            -----------------------------------
                                            JOHN R. SQUITERO

                                            /s/ MICHAEL KLEIN
                                            -----------------------------------
                                            MICHAEL KLEIN

                                            /s/ JOHN TOMLINSON
                                            -----------------------------------
                                            JOHN TOMLINSON

                                            /s/ MICHAEL JOSEPHS
                                            -----------------------------------
                                            MICHAEL JOSEPHS



[SIGNATURE PAGES TO:
THIRD AMENDMENT TO SERIES]

                                                                       Ex-4.7(d)


                 FOURTH AMENDMENT TO SERIES B PURCHASE AGREEMENT

     THIS FOURTH AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of August 31, 1998, by and among FIRST MORTGAGE NETWORK, INC., a Florida corporation (the "Corporation"), and each of the persons listed as "Purchasers" on the signature pages to this Amendment (individually a "Purchaser" and collectively the "Purchasers).

     WHEREAS, the Corporation and certain of the Purchasers are parties to that Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, as amended by the First Amendment to Series B Purchase Agreement dated as of August 31, 1997, the Second Amendment to Series B Purchase Agreement dated as of January 28, 1998 and the Third Amendment to Series B Purchase Agreement dated as of May 29, 1998 (the "Series B Agreement); and

     WHEREAS, the Corporation desires to sell and certain Purchasers (the "Additional Series D Purchasers") desire to purchase, for cash, shares of the Corporation's Series D Preferred Stock ("Series D Preferred Stock); and

     WHEREAS, the parties hereto desire to amend the Series B Agreement upon issuance of additional Series D Preferred Stock ("Closing") to add the Purchasers acquiring Series D Preferred Stock as additional parties to the Series B Agreement for purposes of providing them with registration rights with respect to shares of the Company held by them and rights of first offer on subsequent issuances of securities by the Corporation;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. Effective upon the Closing, the Series B Agreement is hereby amended as follows:

        (a) Purchasers acquiring Series D Preferred Stock at the Closing (to the extent they are not already "Purchasers" and "Holders") are added as parties to the Series B Agreement as "Purchasers" and as "Holders," but solely for purposes of Article 7, Article 8 and Section 11.05 of the Series B Agreement, including, but not limited to, terms defined elsewhere that are used in Article 7, Article 8 and Section 11.05;

        (b) Subsection (a) of Section 7.04 of the Series B Agreement is hereby amended to delete the period at the end thereof, and to append the following:

         "provided further that this Section 7.04(a) shall not apply to any security purchased in such offering, or after such offering, on any national securities exchange, through NASDAQ, or on or through any comparable quotation system; and provided further that the hold back obligations in this Section 7.04(a) shall apply only to the first such Registration."

        (c) Section 11.03 of the Series B Agreement is amended by adding the following names to the end thereof

        To: TCV II,, V.O.F.
            Technology Crossover Ventures II, L.P.
            TCV II (Q), L.P.
            TCV II Strategic Partners, L.P.
            Technology Crossover Ventures II, C.V

            575 High Street, Suite 400
            Palo Alto, CA 94301
            Attention: C. Toms Newby
                      and
            56 Main Street, Suite 210
            Millburn, NJ 07041
            Attention: Robert C. Bensky

        To: Eric Roach
            MSDW Business Center
            2 World Trade Center, 66th Floor
            New York, NY 10048

     2. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Series B Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to choice of law provisions.

     4. Continuance of Terms of Series B Agreement. Except as provided herein, the Series B Agreement, and each and every term thereof, shall continue in full force and effect.

     5. Amendments. Neither this Agreement, nor the rights provided to the Additional Series D Purchasers hereunder, shall be amended as to such Additional Series D Purchasers without the consent of the holders of a majority of the shares of Series D Preferred Stock held by such Additional Series D Purchasers.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.



                               FIRST MORTGAGE NETWORK, INC.



                               By: /s/ Seth S. Werner
                                   ---------------------------------------------
                                   Seth S. Werner, Chairman and
                                   Chief Executive Officer



SERIES B, C AND D PURCHASERS:



                               CANAAN CAPITAL LIMITED PARTNERSHIP

                               By:  Canaan Capital Management, L.P.
                               By:  Canaan Capital Partners L.P.



                               By:  /s/ Stephen L. Green
                                   ---------------------------------------------
                                    General Partner



                               CANAAN CAPITAL OFFSHORE LIMITED PARTNERSHIP C.V.

                               By: Canaan Capital Management, L.P.
                               By: Canaan Capital Partners L.P.


                               By:  /s/ Stephen L. Green
                                   ---------------------------------------------
                                    General Partner



                               CANAAN EQUITY, L.P.

                               By: Canaan Equity Partners L.L.C.



                               By:  /s/ Stephen L. Green
                                   ---------------------------------------------
                               Name:  Stephen L. Green
                                     -------------------------------------------
                               Title: Member/Manager
                                      ------------------------------------------


[Fourth Amendment to Series
B Purchase Agreement]

                               CANAAN VENTURES II LIMITED PARTNERSHIP


                               By:  Canaan Venture Partners II, L.P.


                               By: /s/ Stephen L. Green
                                  ----------------------------------------------
                               Name:  Stephen L. Green
                                     -------------------------------------------
                               Title: General Partner
                                      ------------------------------------------



                               CANAAN VENTURES II OFFSHORE C.V.


                               By: Canaan Venture Partners II, L.P.


                               By: /s/ Stephen L. Green
                                  ----------------------------------------------
                               Name:  Stephen L. Green
                                     -------------------------------------------
                               Title: General Partner
                                      ------------------------------------------


                               DOMINION FUND III


                               By:  Dominion Partners III, its General Partner


                               By:/s/ Michael K. Lee
                                  ----------------------------------------------
                               Name:  Michael K. Lee
                                     -------------------------------------------
                               Title: Mg GP
                                      ------------------------------------------




                               -------------------------------------------------
                               HARVEY BIRDMAN



                               -------------------------------------------------
                               DIANE BIRDMAN



                               -------------------------------------------------
                               STEVEN V. GURLAND


[Fourth Amendment to Series
B Purchase Agreement]

                               -------------------------------------------------
                               ALAN H. POTAMKIN


                               SEGAL FAMILY PARTNERS, LTD.



                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------



                               -------------------------------------------------
                               LAWRENCE O. TURNER




                               -------------------------------------------------
                               ROBERTA B. TURNER


                               THOMAS A. JAMES TRUSTEE UA
                               DTD 12/30/76 MB FOR THOMAS A. JAMES


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               INTUIT INC.

                               By: /s/ Kristen S. Brown
                                   ---------------------------------------------
                               Name: Kristen S. Brown
                                     -------------------------------------------
                               Title: VP of Business Development
                                      ------------------------------------------




[Fourth Amendment to Series
B Purchase Agreement]

                               CANAAN EQUITY, L.P.


                               By:  Canaan Equity Partners L.L.C., its
                                    General Partner


                               By:  /s/ Stephen L. Green
                                   ---------------------------------------------
                               Name:  Stephen L. Green
                                     -------------------------------------------
                               Title:  Member/Manager
                                      ------------------------------------------


                               DOMINION FUND III


                               By:  Dominion Partners III, its General Partner,




                               By: /s/ Michael K. Lee
                                   ---------------------------------------------
                               Name: Michael K. Lee
                                     -------------------------------------------
                               Title:  GP
                                      ------------------------------------------



                               /s/ Stephen L. Green
                               -------------------------------------------------
                               STEPHEN L. GREEN



                               -------------------------------------------------
                               DEEPAK KAMRA



                               -------------------------------------------------
                               GREGORY KOPCHINSKY


                               /s/ Michael K. Lee
                               -------------------------------------------------
                               MICHAEL LEE



                               -------------------------------------------------
                               GEOFFREY WOOLLEY



                               -------------------------------------------------
                               KENDALL COOPER



                               -------------------------------------------------
                               RANDY WERNER


[Fourth Amendment to Series
B Purchase Agreement]

                               -------------------------------------------------
                               JOHN R. SQUITERO



                               -------------------------------------------------
                               JOHN TOMLINSON



                               -------------------------------------------------
                               MICHAEL JOSEPHS



                               -------------------------------------------------
                               MICHAEL KLEIN



                               -------------------------------------------------
                               BRIAN GENSON



[Fourth Amendment to Series
B Purchase Agreement]

                               -------------------------------------------------
                               STEVEN A. WERBER



ADDITIONAL SERIES D PURCHASERS (for
purposes of Article 7, Article 8, and Section
11.05 and the definitions of terms referred to therein, and Section 11.03 of the Series B Agreement only):


                               TCV II, V.O.F., a Netherlands
                                 Antilles general partnership


                               By:  Technology Crossover Management II, L.L.C.,
                                     its Investment General Partner



                                           By:  RBS
                                               ---------------------------------
                                                Robert C. Bensky, Chief
                                                 Financial Officer

                               TECHNOLOGY CROSSOVER VENTURES II, L.P.,
                                 a Delaware limited partnership

                               By:  Technology Crossover Management II, L.L.C.,
                                     its General Partner



                                           By:  RBS
                                               ---------------------------------
                                                Robert C. Bensky, Chief
                                                 Financial Officer


[Fourth Amendment to Series
B Purchase Agreement]

                               TCV II (Q), L.P., a Delaware limited partnership

                               By:  Technology Crossover Management II, L.L.C.,
                                     its General Partner



                                           By:  RBS
                                               ---------------------------------
                                                Robert C. Bensky, Chief
                                                 Financial Officer


                               TCV II STRATEGIC PARTNERS, L.P.,
                                 a Delaware limited partnership

                               By:  Technology Crossover Management II, L.L.C.,
                                     its General Partner



                                           By:  RBS
                                               ---------------------------------
                                                Robert C. Bensky, Chief
                                                 Financial Officer


                               TECHNOLOGY CROSSOVER VENTURES II, C.V.,
                                a Netherlands Antilles limited partnership

                               By:  Technology Crossover Management II, L.L.C.,
                                     its Investment General Partner



                                           By:  RBS
                                               ---------------------------------
                                                Robert C. Bensky, Chief
                                                 Financial Officer



                               -------------------------------------------------
                               ERIC ROACH


[Fourth Amendment to Series
B Purchase Agreement]

                                                                       Ex-4.7(e)



                 FIFTH AMENDMENT TO SERIES B PURCHASE AGREEMENT


     THIS FIFTH AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT (this "Amendment") dated as of February 9, 1999, is by and among Mortgage. Com, Inc. (formerly known as First Mortgage Network, Inc.), a Florida corporation (the "Corporation"), and each of the persons listed as "Purchasers* on the signature pages to this Amendment (individually a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, the Corporation and the Purchasers are parties to a Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, as amended by the First Amendment to Series B Purchase Agreement dated as of August 31, 1997, the Second Amendment to Series B Purchase Agreement dated as of January 28, 1998, the Third Amendment to Series B Purchase Agreement dated as of May
29, 1998, the Fourth Amendment to Series B Purchase Agreement dated as of August 31, 1998 (the "Series B Agreement"); and

     WHEREAS, the parties hereto desire to amend the Series B Agreement to add Dominion Fund IV, L.P. ("Dominion Fund IV") as an additional party to the Series B Agreement, for purposes of providing Dominion Fund IV registration rights with respect to shares of the Company issuable to Dominion Fund IV pursuant to warrants dated February 9, 1999;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. The Series B Agreement is hereby amended as follows:

          a. Dominion Fund IV, L.P. is added as a party to the Series B Agreement as a "Purchaser" and as a "Holder,* solely for purposes of
     Article 7 of the Series B Agreement, including, but not limited to, terms defined elsewhere that are used in Article 7;

          b. Section 11.03 of the Series B Agreement is amended by adding the following name to the end thereof.

             To: Dominion Fund IV
             44 Montgomery Street, Suite 4200
             San Francisco, CA 94104

     2. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Series B Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to choice of law provisions.

     4. Continuance of Terms of Series B Agreement Except as provided herein, the Series B Agreement, and each and every term thereof, shall continue in full force and effect

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                       MORTGAGE.COM, INC.

                                       By: /s/ John Buscema
                                          --------------------------------
                                       Name: John Buscema
                                       Title: President - Technology Svcs. Grp.

                                       DOMINION FUND IV, L.P.

                                       By: Dominion Management IV, L.L.C., its
                                           general partner

                                       By:
                                           -------------------------------
                                           Managing Member

"Purchasers":

                                       CANAAN CAPITAL LIMITED
                                       PARTNERSHIP

                                       By: Canaan Capital Management L.P.
                                       By: Canaan Capital L.P.

                                       By:
                                           -------------------------------
                                           General Partner

                                       CANAAN CAPITAL OFFSHORE LIMITED
                                       PARTNERSHIP, C.V.

                                       By: Canaan Capital Management L.P.
                                       By: Canaan Capital Partners L.P.

                                       By:
                                           -------------------------------
                                           General Partner


                                       CANAAN EQUITY L.P.
                                       By: Canaan Equity Partners L.L.C.


                                       By: /s/ Stephen L. Green
                                           -------------------------------
                                       Name: Stephen L. Green
                                       Title: Member/Manager


                                       CANAAN VENTURES II LIMITED
                                       PARTNERSHIP
                                       By: Canaan Venture Partners II, L.P.

                                       By:
                                           -------------------------------
                                           General Partner


                                       CANAAN VENTURES II OFFSHORE C.V.
                                       By: Canaan Venture Partners II, L.P.

                                       By:
                                           -------------------------------
                                           General Partner

                                 DOMINION FUND III

                                 By: Dominion Partners III, its General Partner

                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 INTUIT INC.

                                 By: /s/ Kristen Brown
                                     ------------------------------------------
                                 Name:  Kristen Brown
                                 Title: Vice President
                                        Business Development Intuit Inc.


                                 TCV II V.O.F., a Netherlands Antilles
                                 general partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its Investment General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer


                                 TECHNOLOGY CROSSOVER VENTURES II, L.P.,
                                 a Delaware limited partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer

                                TCV II (Q), L.P., a Delaware limited partnership

                                By: Technology Crossover Management II, L.L.C.,
                                    its General Partner

                                By: /s/ Robert C. Bensky
                                    ------------------------------------------
                                    Robert C. Bensky, Chief Financial Officer


                                TCV II STRATEGIC PARTNERS, L.P., a Delaware limited partnership

                                By: Technology Crossover Management II, L.L.C.,
                                    its  General Partner

                                By: /s/ Robert C. Bensky
                                    ------------------------------------------
                                    Robert C. Bensky, Chief Financial Officer


                                TECHNOLOGY CROSSOVER VENTURES II, C.V.,
                                a Netherlands Antilles limited partnership

                                By: Technology Crossover Management II, L.L.C.,
                                    its Investment General Partner

                                By: /s/ Robert C. Bensky
                                    ------------------------------------------
                                    Robert C. Bensky, Chief Financial Officer

                                                                       Ex-4.7(f)



                 SIXTH AMENDMENT TO SERIES B PURCHASE AGREEMENT

     THIS SIXTH AMENDMENT TO SERIES B STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of April 5, 1999, is by and among Mortgage. Com, Inc. (formerly known as First Mortgage Network, Inc.), a Florida corporation (the "Corporation"), and each of the persons listed as "Purchasers" on the signature pages to this Amendment (individually a "Purchaser" and collectively, the "Purchasers").

     WHEREAS, the Corporation and the Purchasers are parties to a Series B Preferred Stock Purchase Agreement, dated as of March 29, 1996, as amended by the First Amendment to Series B Purchase Agreement dated as of August 31, 1997, the Second Amendment to Series B Purchase Agreement dated as of January 28, 1998, the Third Amendment to Series B Purchase Agreement dated as of May 29, 1998, the Fourth Amendment to Series B Purchase Agreement dated as of August 31, 1998 and the Fifth Amendment to Series B Purchase Agreement dated as of
February 9, 1999 (the "Series B Agreement"); and

     WHEREAS, the parties hereto desire to amend the Series B Agreement to add Telebanc Capital Markets, Inc. ("Telebanc") as an additional party to the Series B Agreement, for purposes of providing Telebanc registration rights with respect to shares of the Company issuable to Telebanc pursuant to warrants dated on or about April 5, 1999;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. Amendment. The Series B Agreement is hereby amended as follows:

          a. Telebanc Capital Markets, Inc. is added as a party to the Series B Agreement as a "Purchaser" and as a " Holder," solely for purposes of
     Article 7 of the Series B Agreement, including, but not limited to, terms defined elsewhere that are used in Article 7;

          b. Section 11.03 of the Series B Agreement is amended by adding the following name to the end thereof

             To: Telebanc Capital Markets, Inc.
             1111 N. Highland Street
             Arlington, VA 22201
             Attn: Arlen Gelbard, Esq.

     2. Defined Terms. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Series B Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to choice of law provisions.

     4. Continuance of Terms of Series B Agreement. Except as provided herein, the Series B Agreement, and each and every term thereof, shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.


                                       MORTGAGE.COM, INC.

                                       By: /s/ Seth S. Werner
                                          --------------------------------
                                          Seth S. Werner, President and
                                          Chief Executive Officer

                                       TELEBANC CAPITAL MARKETS, INC.

                                       By: /s/ Stephen Dervenis
                                           -------------------------------
                                       Name: Stephen Dervenis
                                             -----------------------------
                                       Title: CEO-TCM
                                              ----------------------------

"Purchasers":

                                       DOMINION FUND IV, L.P.

                                       By: Dominion Management IV, L.L.C., its
                                           general partner

                                       By: /s/
                                           -------------------------------
                                           Managing Member


                                       CANAAN CAPITAL LIMITED
                                       PARTNERSHIP

                                       By: Canaan Capital Management L.P.
                                       By: Canaan Capital L.P.

                                       By: /s/
                                           -------------------------------
                                           General Partner

                                       CANAAN CAPITAL OFFSHORE LIMITED
                                       PARTNERSHIP, C.V.

                                       By: Canaan Capital Management L.P.
                                       By: Canaan Capital Partners L.P.

                                       By: /s/ Stephen L. Green
                                           -------------------------------
                                           General Partner


                                       CANAAN EQUITY L.P.

                                       By: /s/ Stephen L. Green
                                           -------------------------------
                                       Name: Stephen L. Green
                                       Title: Member/Manager


                                       CANAAN VENTURES II LIMITED
                                       PARTNERSHIP


                                       By: Canaan Venture Partners II, L.P.

                                       By: /s/ Stephen L. Green
                                           -------------------------------
                                           General Partner


                                       CANAAN VENTURES II OFFSHORE C.V.

                                       By: Canaan Venture Partners II, L.P.

                                       By: /s/ Stephen L. Green
                                           -------------------------------
                                           General Partner

                                 DOMINION FUND III

                                 By: Dominion Partners III, its General Partner

                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 INTUIT INC.

                                 By: /s/ Kristen Brown
                                     ------------------------------------------
                                 Name: Kristen Brown
                                 Title: V.P., Business Development Intuit, Inc.


                                 TCV II V.O.F., a Netherlands Antilles
                                 general partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its Investment General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer


                                 TECHNOLOGY CROSSOVER VENTURES II, L.P.,
                                 a Delaware limited partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer

                                 TCV II (Q), L.P., a Delaware limited
                                 partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer


                                 TCV II STRATEGIC PARTNERS, L.P., a Delaware limited partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer


                                 TECHNOLOGY CROSSOVER VENTURES II C.V.,
                                 a Netherlands Antilles limited partnership

                                 By: Technology Crossover Management II, L.L.C.,
                                     its Investment General Partner

                                 By: /s/ Robert C. Bensky
                                     ------------------------------------------
                                     Robert C. Bensky, Chief Financial Officer